EXHIBIT 14

FIRST AMENDMENT TO THE PLAN SUPPORT AGREEMENT

This First Amendment to the Plan Support Agreement (this “Amendment”), dated as of January 21, 2016, is entered into by and among (i) Cubic Energy, Inc., a Texas corporation (“Cubic Energy”), Cubic Asset, LLC, a Delaware limited liability company (“CA LLC”), Cubic Asset Holding, LLC, a Delaware limited liability company (together with CA LLC, the “Cubic Asset Companies”), Cubic Louisiana, LLC, a Delaware limited liability company (“CL LLC”), and Cubic Louisiana Holding, LLC, a Delaware limited liability company (together with CL LLC, “Cubic Louisiana Companies”, and collectively with Cubic Energy and the Cubic Asset Companies, the “Cubic Parties”), (ii) each of the Prepetition Noteholders, (iii) BP Products North America, Inc., a Maryland corporation (“BPPNA”), and BP Energy Company, a Delaware corporation (“BPEC”, and together with BPPNA, “BP”), (iv) Wells Fargo Energy Capital, Inc., a Texas corporation (“Wells Fargo,” and together with the Prepetition Noteholders and BP, the “Supporting Creditors” and together with the Cubic Parties, the “Parties”).  All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan Support Agreement (as defined below).

RECITALS

WHEREAS, the Cubic Parties, each of the Supporting Creditors and Fossil entered into that certain Plan Support Agreement, dated as of December 10, 2015 (as amended, restated, supplemented or otherwise modified from time-to-time, the “Plan Support Agreement”);

WHEREAS, on December 11, 2015, the Cubic Parties commenced the Prepackaged Cases in the Bankruptcy Court and filed in the Prepackaged Cases the Prepackaged Plan of Reorganization of Cubic Energy, Inc., et al., Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. 16] and a related disclosure statement and exhibits [Docket No. 15]; and

WHEREAS, pursuant to and in accordance with Section 13 of the Plan Support Agreement, the Parties wish to amend the Plan Support Agreement.

NOW, THEREFORE, in consideration of the agreements and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged by each Party hereto, the Parties agree as follows:

1.           Amendments to the Plan Support Agreement.

(a)           Section 2(b) to the Plan Support Agreement is hereby amended and restated as follows:

“Within one (1) Business Day of Cubic Energy receiving votes from each Supporting Creditor on the Prepackaged Plan, the Cubic Parties shall commence the Prepackaged Cases, and use their reasonable best efforts to (x) obtain entry of the interim Cash

Collateral Order within five (5) Business Days following the Petition Date and the final Cash Collateral Order within forty-five (45) days following the Petition Date, (y) obtain entry of the Confirmation Order on or prior to the first Business Day that is seventy-five (75) days following the Petition Date and (z) consummate the Prepackaged Plan as soon as practicable following entry of the Confirmation Order, but in no event later than the first Business Day that is fifteen (15) days following the entry thereof.”

(b)           Section 8(d)(iii) to the Plan Support Agreement is hereby amended and restated as follows:

“at 11:59 p.m. prevailing Eastern Time on the first Business Day that is seventy-five (75) days after the Petition Date, unless the Bankruptcy Court shall have entered (x) the Final Cash Collateral Order and (y) the Confirmation Order;”

2.           Consent to Amended Prepackaged Plan.  The Parties hereby consent to the amended Prepackaged Plan attached as Exhibit A hereto.

3.           Continued Effect of the Plan Support Agreement.  Except as specifically amended by the terms of this Amendment, this Amendment shall not, by implication or otherwise, alter, modify, amend or in any way affect any of the obligations or covenants contained in the Plan Support Agreement, all of which are ratified and confirmed in all respects by the Parties hereto and shall continue in full force and effect for all purposes.

4.           Entire Agreement.  This Amendment, together with the Plan Support Agreement, constitutes the entire agreement of the Parties hereto, and supersedes all other prior negotiations with respect to the subject matter hereof.  Except as modified by this Amendment, the Plan Support Agreement shall continue in full force and effect.  Each reference to the Plan Support Agreement hereafter made in any document, agreement, instrument, order, notice or communication shall mean and be a reference to the Plan Support Agreement as modified hereby.  On and after the date of this Amendment, each reference in the Plan Support Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Plan Support Agreement shall mean and be a reference to the Plan Support Agreement as amended by this Amendment; provided that the phrase “date hereof” or “date of this Agreement” or words of like import in the Plan Support Agreement shall continue to be December 10, 2015 for all purposes.

5.           Miscellaneous.  The provisions of Sections 14, 15, 16, 18, 21, 22, 23, 24, and 25 of the Plan Support Agreement shall apply to this Amendment as if set forth herein mutatis mutandis.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

CUBIC ENERGY, INC.

By:	/s/ John Stuart Ross
Name:	John Stuart Ross
Title:	EVP/Secretary

CUBIC ASSET HOLDING, LLC

By:	CUBIC ENERGY, INC.
Its:	Sole Member

	By:	/s/ John Stuart Ross
	Name:	John Stuart Ross
	Title:	EVP/Secretary

CUBIC ASSET, LLC

By:	CUBIC ASSET HOLDING, LLC
Its:	Sole Member

	By:	CUBIC ENERGY, INC.
	Its:	Sole Member

		By:	/s/ John Stuart Ross
		Name:	John Stuart Ross
		Title:	EVP/Secretary

[Signature Page to First Amendment to Plan Support Agreement]

CUBIC LOUISIANA HOLDING, LLC

By:	CUBIC ENERGY, INC.
Its:	Sole Member

	By:	/s/ John Stuart Ross
	Name:	John Stuart Ross
	Title:	EVP/Secretary

CUBIC LOUISIANA, LLC

By:	CUBIC LOUISIANA HOLDING, LLC
Its:	Sole Member

	By:	CUBIC ENERGY, INC.
	Its:	Sole Member

		By:	/s/ John Stuart Ross
		Name:	John Stuart Ross
		Title:	Secretary/EVP

[Signature Page to First Amendment to Plan Support Agreement]

AIO III CE, L.P.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager

By:	/s/ Natalie A. Birrell
Name:	Natalie A. Birrell
Title:	Chief Operating Officer

[Signature Page to First Amendment to Plan Support Agreement]

ANCHORAGE ILLIQUID OPPORTUNITIES III, L.P.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager

By:	/s/ Natalie A. Birrell
Name:	Natalie A. Birrell
Title:	Chief Operating Officer

[Signature Page to First Amendment to Plan Support Agreement]

AIO III AIV 3, L.L.C.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager

By:	/s/ Natalie A. Birrell
Name:	Natalie A. Birrell
Title:	Chief Operating Officer

[Signature Page to First Amendment to Plan Support Agreement]

ANCHORAGE ILLIQUID OPPORTUNITIES III (B), L.P.

By:	Anchorage Capital Group, L.L.C., its
Investment Manager

By:	/s/ Natalie A. Birrell
Name:	Natalie A. Birrell
Title:	Chief Operating Officer

[Signature Page to First Amendment to Plan Support Agreement]

CORBIN OPPORTUNITY FUND, L.P.

By:	Corbin Capital Partners Management, LLC,
Its General Partner

By:	/s/ Daniel Friedman
Name:	Daniel Friedman
Title:	General Counsel

[Signature Page to First Amendment to Plan Support Agreement]

O-CAP PARTNERS, L.P.

By:	O-CAP Advisors, LLC, Its
General Partner

By:	/s/ Michael E. Olshan
Name:	Michael E. Olshan
Title:	Managing Member

[Signature Page to First Amendment to Plan Support Agreement]

O-CAP OFFSHORE MASTER FUND, L.P.

By:	O-CAP Advisors, LLC, Its
General Partner

By:	/s/ Michael Olshan
Name:	Michael Olshan
Title:	Managing Member

[Signature Page to First Amendment to Plan Support Agreement]

WELLS FARGO ENERGY CAPITAL, INC.

By:	/s/ Gary Milavec
Name:	Gary Milavec
Title:	Managing Director

[Signature Page to First Amendment to Plan Support Agreement]

BP PRODUCTS NORTH AMERICA, INC.

By:	/s/ Paul Lantero
Name:	Paul Lantero
Title:	VP BP Products NA

[Signature Page to First Amendment to Plan Support Agreement]

BP ENERGY COMPANY

By:	/s/ Timothy Yee
Name:	Timothy Yee
Title:	Attorney-in-fact

[Signature Page to First Amendment to Plan Support Agreement]

Exhibit A

IMPORTANT: NO CHAPTER 11 CASE HAS BEEN COMMENCED AT THIS TIME. THE SOLICITATION MATERIALS ACCOMPANYING THIS PLAN OF REORGANIZATION HAVE NOT BEEN APPROVED BY THE BANKRUPTCY COURT AS CONTAINING “ADEQUATE INFORMATION” WITHIN THE MEANING OF 11 U.S.C. § 1125(a) NOR HAVE THEY BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION. IN THE EVENT THAT THE DEBTORS DO FILE CHAPTER 11 CASES, THE DEBTORS EXPECT TO SEEK AN ORDER OR ORDERS OF THE BANKRUPTCY COURT, AMONG OTHER THINGS: (1) APPROVING THE SOLICITATION OF VOTES AS HAVING BEEN IN COMPLIANCE WITH 11 U.S.C. § 1126(b); AND (2) CONFIRMING THE PLAN OF REORGANIZATION PURSUANT TO 11 U.S.C. § 1129.

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re	§	CASE NOS. 15-12500
§
Cubic Energy, Inc., et al.,1	§
§
Debtors.	§	(Chapter 11)

SECOND AMENDED PREPACKAGED PLAN OF REORGANIZATION
OF CUBIC ENERGY, INC., ET AL.,
PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Robert W. Jones		Neil B. Glassman, Esq.
Brent R. McIlwain		Scott D. Cousins, Esq.
Brian Smith		Justin R. Alberto, Esq.
HOLLAND & KNIGHT LLP		BAYARD, P.A.
200 Crescent Court, Suite 1600		222 Delaware Avenue, Suite 900
Dallas, TX 75201		Wilmington, DE 19801
Telephone:	(214) 964-9500	Telephone:	(302) 655-5000
Facsimile:	(214) 964-9501	Facsimile:	(302) 658-6395
Email:	robert.jones@hklaw.com	Email:	nglassman@bayardlaw.com
	brent.mcilwain@hklaw.com		scousins@bayardlaw.com
	brian.smith@hklaw.com		jalberto@bayardlaw.com

Proposed Counsel for the
Debtors and Debtors in Possession

DATED: January 7, 2016

1           The Debtors in these chapter 11 cases and the last four digits of each Debtor’s taxpayer identification number are as follows:  Cubic Energy, Inc. (2095); Cubic Asset Holding, LLC (3106); Cubic Asset, LLC (7565); Cubic Louisiana Holding, LLC (0729); and Cubic Louisiana, LLC (1412).

INTRODUCTION

Cubic Energy, Inc., a Texas corporation (“Cubic Energy”), together with Cubic Louisiana Holding, LLC, a Delaware limited liability company (“Cubic Louisiana Holding”), Cubic Louisiana, LLC, a Delaware limited liability company (“Cubic Louisiana”), Cubic Asset Holding, LLC, a Delaware limited liability company (“Cubic Asset Holding”), and Cubic Asset, LLC, a Delaware limited liability company (“Cubic Asset”), propose this prepackaged reorganization plan (as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date (defined below), the Plan Support Agreement (defined below) and following the Effective Date, the terms hereof, the “Plan”) pursuant to Chapter 11 of Title 11 of the United States Code. Reference is made hereby to the Disclosure Statement (as defined herein) distributed with this Plan. The Disclosure Statement, among other things, describes (a) the treatment of Claims and Interests under the Plan, including a description of securities to be issued under the Plan to satisfy certain Claims, (b) various matters relating to confirmation of the Plan, and (c) financial and other information regarding the Debtors’ and Reorganized Debtors’ businesses.

THE ONLY ENTITIES ENTITLED TO VOTE ON THE PLAN ARE THE HOLDERS OF CLASS 3 – PREPETITION SECURED NOTES CLAIMS, CLASS 4 – WELLS FARGO CLAIMS AND CLASS 5A – CUBIC ASSET BP CLAIMS.  PRIOR TO VOTING, YOU ARE URGED TO READ THE PLAN AND DISCLOSURE STATEMENT WITH CARE TO EVALUATE THE LEGAL EFFECT OF THE PLAN ON YOUR RIGHTS AND CONSULT WITH COUNSEL OF YOUR CHOICE.  NO MATERIALS OTHER THAN THE PLAN AND THE OTHER SOLICITATION MATERIALS (DEFINED BELOW) HAVE BEEN AUTHORIZED BY THE DEBTORS FOR USE IN SOLICITING ACCEPTANCES OR REJECTIONS OF THE PLAN.

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION,
AND COMPUTATION OF TIME

A.	Definitions

Unless the context otherwise requires, the following terms shall have the following meanings when used in capitalized form in the Plan:

1.1           “Administrative Claim” means a Claim for payment of an expense of a kind specified in sections 503(b)(1) and 507(b) of the Bankruptcy Code, including (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving property of the Estates, including operating expenses of the Debtors, and (b) all fees and charges assessed against the Estates under section 1930 of title 28, United States Code, but in all cases, excluding Estate Professional Fee Expenses.

1.2           “Affiliate” means (x) with respect to any Debtor, the meaning ascribed to it in section 101(2) of the Bankruptcy Code, and (y) with respect to any other Entity, another Entity that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control such Entity.

1.3           “Allowed” means, with respect to any:

(a) Claim or portion thereof (other than an Administrative Claim), such Claim (i) is a Claim for which a proof of claim has been filed with the Bankruptcy Court in connection with the Chapter 11 Cases, (ii) is listed in the Schedules (as existing on the Effective Date) as not disputed, not contingent and not unliquidated, and for which no proof of claim has been filed (provided, that in the case of (i) and (ii), any such Claim shall be considered Allowed only if and to the extent that no objection to the Allowance thereof has been made, and if an objection to such Claim is filed, once the Claim has been thereafter Allowed by a Final Order), or (iii) has been allowed (x) by a Final Order, (y) if such Claim is a Claim against the Cubic Asset Debtors, pursuant to the terms of a duly executed and delivered written agreement between Reorganized Cubic Energy and the Holder of such Claim or (z) expressly in a liquidated amount pursuant to the terms of the Plan;

(b) Cubic Asset Administrative Claim or portion thereof, such Claim (x) was incurred in accordance with the Cubic Asset Budget in the ordinary course of the Cubic Asset Debtors’ business or (y) has been allowed (A) by a Final Order or (B) pursuant to the terms of a duly executed and delivered written agreement between Reorganized Cubic Energy and the Holder of such Claim;

(c) Cubic Louisiana Administrative Claim or portion thereof, such Claim (x) was incurred in accordance with the Cubic Louisiana Budget in the ordinary course of the Cubic Louisiana Debtors’ business, or (y) has been allowed (A) by a Final Order or (B) pursuant to the terms of a duly executed and delivered written agreement between Reorganized Cubic Louisiana and the Holder of such Claim; or

(d) Interest that, as of the Petition Date, appears of record in the equity register maintained by or on behalf of the Debtors.

1.4           “Anchorage Entities” means, collectively, Anchorage Capital Group, L.L.C. and its Affiliates (including AIO III CE, L.P., Anchorage Illiquid Opportunities III, L.P., AIO III AIV 3, L.L.C., and Anchorage Illiquid Opportunities III (B), L.P.).

1.5           “Assumed Contract List” means the list of executory contracts and unexpired leases which the Debtors are seeking to assume and the Cure amounts, if any, required to be paid in connection with such assumption pursuant to section 365(b)(1) of the Bankruptcy Code, in each case, as set forth in the Plan Supplement, which list: (a) may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement, and following the Effective Date, with the prior written consent of (x) in the case of executory contracts or unexpired leases to which any Cubic Asset Debtor is a party, the Required Prepetition Noteholders and (y) in the case of executory contracts or unexpired leases to which any Cubic Louisiana Debtor is a party, WFEC; (b) shall include, on a modified basis as set forth in the BP Term Sheet, with no cure amount owed, (i) as between BP Energy and Cubic

Asset, the Operational Agency Agreement, dated October 2, 2013 and amended October 31, 2013; and (ii) as between BPPNA and Cubic Asset, the Agreement for the Daily Forward Purchase and Sale of 100% of Cubic Asset’s Crude Oil Produced from Hilltop Area in Leon and Robertson Counties in Texas, dated October 2, 2013; and (c) shall be filed with the Bankruptcy Court on or before January 15, 2016.

1.6           “Ballot” means the ballot for voting to accept or reject the Plan prepared and distributed along with the Disclosure Statement by the Debtors to Holders of Class 3, Class 4 and Class 5A Claims.

1.7           “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as in effect on the Petition Date, together with any amendments made thereto subsequent to the Petition Date, to the extent that any such amendments are applicable to the Chapter 11 Cases.

1.8           “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

1.9           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, and the Federal Rules of Civil Procedure and the local rules of the Bankruptcy Court, as applicable to Chapter 11 Cases or proceedings therein, together with all amendments and modifications thereto, in each case, in effect during the Chapter 11 Cases.

1.10           “BP Claims” means Cubic Asset BP Claims and Cubic Louisiana BP Claims.

1.11           “BP Energy” means BP Energy Company, a Delaware corporation.

1.12           “BP Entities” means, collectively, BP Energy Company and BPPNA.

1.13           “BP Term Sheet” means the term sheet attached as Exhibit F to the Plan Support Agreement.

1.14           “BPPNA” means BP Products North America, Inc., a Maryland corporation.

1.15           “Budget” means the Cubic Asset Budget or the Cubic Louisiana Budget as the context so requires.

1.16           “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

1.17           “Cash” means legal tender of the United States.

1.18           “Causes of Action” means all rights, Claims, suits, causes of action, defenses, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances and trespasses of, or belonging to, the Estates, demands, damages, obligations, and liabilities of any kind or nature under contract, at law or in equity, known or unknown, contingent or matured, liquidated or unliquidated, and all rights and remedies with respect thereto.

1.19           “Chapter 11 Cases” means the jointly-administered Chapter 11 cases of the Debtors.

1.20           “Claim” means a claim within the meaning of section 101(5) of the Bankruptcy Code, whether or not asserted.

1.21           “Class” means a class of Claims or Interests listed in the Plan.

1.22           “Confirmation” means the entry by the Bankruptcy Court of the Confirmation Order.

1.23           “Confirmation Date” means the date the Bankruptcy Court enters the Confirmation Order.

1.24           “Confirmation Hearing” means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.25           “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code, as may be amended, modified or supplemented from time to time in accordance with the terms of the Plan Support Agreement.

1.26           “Cubic Asset” shall have the meaning ascribed to it in the preamble above.

1.27           “Cubic Asset Administrative Claim” means an Administrative Claim against a Cubic Asset Debtor other than Cubic Louisiana Administrative Claims.

1.28           “Cubic Asset BP Claims” means all Claims, whether secured or unsecured, of BP Energy related to, arising under or in connection with the Cubic Asset ISDA Master Agreements or the Cubic Asset BP Hedges, and in each case, all certificates, instruments, agreements, guarantees and other documents made or delivered in connection therewith, including the Cubic Asset BP Intercreditor Agreements.

1.29           “Cubic Asset BP Hedges” means the hedging, derivative and physical commodities arrangements and/or transactions between Cubic Asset and BP Energy pursuant to the Cubic Asset ISDA Master Agreements.

1.30           “Cubic Asset BP Intercreditor Agreements” means, collectively, (a) the Pari Passu Intercreditor and Collateral Agency Agreement, dated as of October 2, 2013, among the Prepetition Secured Notes Agent, BP Energy, Cubic Asset Holding, Cubic Asset and the other New Note Parties party thereto from time to time; and (b) the First Lien/Second Lien Intercreditor Agreement, dated as of October 2, 2013, among the Prepetition Secured Notes Agent, BP Energy, Cubic Asset, Cubic Asset Holding and the other New Note Parties party thereto from time to time.

1.31           “Cubic Asset ISDA Master Agreements” means, collectively, (a) the 2002 ISDA Master Agreement dated as of October 2, 2013, by and among Cubic Asset and BP Energy (as counterparty), together with any schedules and confirmations thereto, relating solely as to the call options transactions entered into on October 2, 2013 and (b) the 2002 ISDA Master Agreement, dated as of October 2, 2013, among BP Energy and Cubic Asset (as counterparty), together with any schedules and confirmations thereto.

1.32           “Cubic Asset Claim” means any Claim asserted against any Cubic Asset Debtor.

1.33           “Cubic Asset Budget” means the Budget for the Cubic Asset Debtors’ Chapter 11 Cases in the form attached as Exhibit B to the Plan Support Agreement, as may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement.

1.34           “Cubic Asset Debtor” means, individually or collectively, Cubic Energy, Cubic Asset, or Cubic Asset Holding, as the context so requires, as debtor-in-possession and including its respective Estate.

1.35           “Cubic Asset General Unsecured Claim” means any Claim against a Cubic Asset Debtor that is neither secured by a Lien nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code.

1.36           “Cubic Asset Holding” shall have the meaning ascribed to it in the preamble above.

1.37           “Cubic Asset Other Priority Claim” means an Other Priority Claim against a Cubic Asset Debtor other than Cubic Louisiana Other Priority Claims.

1.38           “Cubic Asset Other Secured Claim” means an Allowed Secured Claim against a Cubic Asset Debtor, other than Prepetition Secured Notes Claims, Wells Fargo Claims, BP Claims or Cubic Louisiana Other Secured Claims.

1.39           “Cubic Asset Priority Tax Claim” means a Priority Tax Claim against a Cubic Asset Debtor other than Cubic Louisiana Priority Tax Claims.

1.40           “Cubic Asset Trade Account” means an account established on or prior to thirty (30) Business Days following the Effective Date for the purpose of funding Specified Cubic Asset Trade Claims.

1.41            “Cubic Energy” shall have the meaning ascribed to it in the preamble above.

1.42            “Cubic Louisiana” shall have the meaning ascribed to it in the preamble above.

1.43           “Cubic Louisiana Administrative Claim” means an Administrative Claim against, or attributable to, a Cubic Louisiana Debtor.

1.44           “Cubic Louisiana BP Claims” means all Claims, whether secured or unsecured, of BP Energy related to, arising under or in connection with the Cubic Louisiana ISDA Master Agreement, and in each case, all certificates, instruments, agreements, guarantees and other documents made or delivered in connection therewith, including the Cubic Louisiana BP Intercreditor Agreements.

1.45           “Cubic Louisiana BP Hedges” means the hedging, derivative and commodities arrangements and/or transactions, if any, between any of the Cubic Louisiana Debtors and BP Energy pursuant to the Cubic Louisiana ISDA Master Agreement.

1.46           “Cubic Louisiana BP Intercreditor Agreements” means (a) the Pari Passu Intercreditor and Collateral Agency Agreement, dated as of October 2, 2013, among WFEC, BP Energy, the Cubic Louisiana Debtors and the other Old Note Parties party thereto from time to time and (b) the Pari Passu Intercreditor and Collateral Agency Agreement, dated as of October 2, 2013, among WFEC, BP Energy, other Permitted Hedging Parties party thereto from time to time, the Cubic Louisiana Debtors and the other Credit Parties party thereto from time to time.

1.47           “Cubic Louisiana ISDA Master Agreement” means the 2002 ISDA Master Agreement, dated as of October 2, 2013, by and among Cubic Louisiana and BP Energy (as counterparty), together with any schedules and confirmations thereto.

1.48           “Cubic Louisiana Budget” means the Budget for the Cubic Louisiana Debtors’ Chapter 11 Cases, which shall include a portion of the Administrative Claims against Cubic Energy, in the form attached as Exhibit C to the Plan Support Agreement, as may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement.

1.49           “Cubic Louisiana Claim” means any Claim asserted against any Cubic Louisiana Debtor.

1.50           “Cubic Louisiana Debtor” means Cubic Louisiana and/or Cubic Louisiana Holding, as the context so requires, as debtor-in-possession and including their respective Estates.

1.51           “Cubic Louisiana General Unsecured Claim” means any Claim against a Cubic Louisiana Debtor that is neither secured by a Lien nor entitled to priority under the Bankruptcy Code or any order of the Bankruptcy Court, including any Claim arising from the rejection of an executory contract or unexpired lease under section 365 of the Bankruptcy Code and any BP Claims.

1.52           “Cubic Louisiana Holding” shall have the meaning ascribed to it in the preamble above.

1.53           “Cubic Louisiana Other Priority Claim” means an Other Priority Claim against, or attributable to, a Cubic Louisiana Debtor.

1.54           “Cubic Louisiana Other Secured Claim” means an Allowed Secured Claim against, or attributable to, a Cubic Louisiana Debtor, other than a Prepetition Secured Notes Claim, Wells Fargo Claim, or BP Claim.

1.55           “Cubic Louisiana Priority Tax Claim” means a Priority Tax Claim against, or attributable to, a Cubic Louisiana Debtor.

1.56           “Cubic Louisiana Trade Account” means an account established on or prior to thirty (30) Business Days following the Effective Date for the purpose of funding Specified Cubic Louisiana Trade Claims.

1.57           “Cure” means the payment of Cash by the applicable Debtor or distribution of other property (as (x) in the case of the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) in the case of the Cubic Louisiana Debtors, WFEC may agree or the Bankruptcy Court may order) necessary to cure defaults under an executory contract or unexpired lease to permit the applicable Debtor to assume such contract or unexpired lease pursuant to section 365(a) of the Bankruptcy Code.

1.58           “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors issued prior to the Effective Date, including any such “tail” policies.

1.59           “Debtors” means Cubic Energy, Cubic Louisiana Holding, Cubic Louisiana, Cubic Asset Holding, and Cubic Asset, as debtors and debtors-in-possession, under sections 1107 and 1108 of the Bankruptcy Code and their respective Estates.

1.60           “Disclosure Statement” means the Disclosure Statement attached as Exhibit E to the Plan Support Agreement, as may be amended, modified or supplemented from time to time in accordance with the terms of the Plan Support Agreement, and distributed in accordance with the Plan Support Agreement, section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018.

1.61           “Disputed” means (a) with respect to any Cubic Asset Claim, such Claim or portion thereof as to which a Cubic Asset Debtor (or after the Effective Date, Reorganized Cubic Energy) has interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or that otherwise is disputed by a Cubic Asset Debtor (or after the Effective Date, Reorganized Cubic Energy) in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order and (b) with respect to any Cubic Louisiana Claim such Claim or portion thereof as to which a Cubic Louisiana Debtor (or after the Effective Date, Reorganized Cubic Louisiana) has interposed an objection or request for estimation in accordance with the Bankruptcy Code and the Bankruptcy Rules, or that otherwise is disputed by a Cubic Louisiana Debtor (or after the Effective Date, Reorganized Cubic Louisiana) in accordance with applicable law, which objection has not been withdrawn or determined by a Final Order.

1.62           “Effective Date” means the first Business Day on which all conditions precedent in Section 8.1 of the Plan have been satisfied or, if capable of being waived, have been waived in accordance with Section 8.3.

1.63           “Eligible Cubic Asset Trade Holder” has the meaning set forth in Section 3.7.

1.64           “Eligible Cubic Louisiana Trade Holder” has the meaning set forth in Section 3.8.

1.65           “Eligible Employee” has the meaning set forth in Section 3.9.

1.66           “Employee Claim Release” means a release to be executed by a Eligible Employee in order to receive a Severance Payment, in form and substance satisfactory to the Required Prepetition Noteholders and in substantially the form to be set forth in the Plan Supplement.

1.67           “Entity” has the meaning ascribed to such term by section 101(15) of the Bankruptcy Code.

1.68           “Environmental Material Adverse Effect” means a violation of any federal, state, local, foreign or other applicable statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements, or other governmental laws or restrictions relating to pollution, protection of the environment, and occupational health or safety with respect to the release of hazardous materials into the environment, which could reasonably be expected to result in a Material Adverse Effect.

1.69           “Estate” means the property of a Debtor wherever located and by whomever held, as provided under section 541 of the Bankruptcy Code.

1.70           “Estate Professional Fee Expenses” means Professionals’ fees, disbursements, expenses or related support services.

1.71           “Exculpated Parties” means the Reorganized Debtors and their respective directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, attorneys, investment bankers, financial advisors, restructuring advisors and other professional advisors, representatives, and agents.

1.72           “Final Cubic Asset Cash Collateral Order” means the Bankruptcy Court order authorizing the Cubic Asset Debtors to use the Prepetition Secured Noteholders’ cash collateral on a final basis, in substantially similar form as the proposed order attached to the Debtors’ Motion for Entry of Interim and Final Agreed Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, and (III) Scheduling a Final Hearing [D.I. #5].

1.73           “Final Cubic Louisiana Cash Collateral Order” means the Bankruptcy Court order authorizing the Cubic Louisiana Debtors to use WFEC’s cash collateral on a final basis, in substantially similar form as the proposed order attached to the Debtors’ Motion for Entry of Interim and Final Agreed Orders (I) Authorizing the Debtors to Use Cash Collateral, (II) Granting Adequate Protection, and (III) Scheduling a Final Hearing [D.I. #5].

1.74           “Final Order” means an order or judgment of the Bankruptcy Court (a) which has not been reversed, stayed, modified, amended or revoked, and as to which (i) the time to appeal, petition for certiorari, or file a motion for reargument or rehearing has expired or has been waived and (ii) no appeal, petition for certiorari, or motion for review, reargument, stay or rehearing shall then be pending, or (b) in the event an appeal, petition for certiorari, or motion for review, reargument, stay or rehearing has been sought, the order or judgment of the Bankruptcy Court shall have been (i) affirmed by the highest court to which such order was appealed or from which reargument or rehearing was sought, or certiorari has been denied, and (ii) the time to take any further appeal, petition for certiorari or other proceedings for reargument, review or rehearing shall have expired; provided, however, that no order shall fail to be a Final Order solely because of the possibility that a motion pursuant to Rule 60 of the Federal Rules of Civil Procedure or a motion under section 1144 of the Bankruptcy Code may be filed with respect to such order.

1.75           “Holder” means the beneficial holder of any Claim or Interest.

1.76           “Holdings Merger” has the meaning set forth in Section 3.3.

1.77           “Houlihan” means Houlihan Lokey Capital, Inc. (collectively with its subsidiaries and affiliates), the Debtors’ financial advisor.

1.78           “Impaired” has the meaning ascribed to it by section 1124 of the Bankruptcy Code.

1.79           “Intercompany Claim” means any Claim held by a Debtor against any other Debtor.

1.80           “Interest” means the legal, equitable, contractual and other rights of any Entity with respect to any equity or ownership interests in a Debtor or any other right thereto (or relating thereto), including equity or ownership interests evidenced by common stock, preferred stock, membership interests, rights with respect to shareholder agreements and voting trusts, and stock options, warrants or any other rights to purchase or otherwise receive any equity or ownership interest in any Debtor, or any right to payment or compensation based upon any such interest, whether or not such interest is owned by the Holder of such right to payment or compensation.

1.81            “Lien” has the meaning ascribed to such term by section 101(37) of the Bankruptcy Code.

1.82           “Material Adverse Effect” means a material adverse change in or material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Cubic Asset Debtors taken as a whole, or (b) the ability of the Debtors to perform any of their obligations under the Plan or any Plan Supplement.

1.83            “Modified Cubic Asset BP Hedges” means the Cubic Asset BP Hedges on substantially similar terms, but as amended and restated to reflect the material terms set forth on the BP Term Sheet, and in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.84           “New Cubic Energy Constituent Documents” means the Reorganized Cubic Energy Certificate of Formation and the Reorganized Cubic Energy Operating  Agreement.

1.85           “New Cubic Energy Senior Secured Notes” means the 14% first-lien senior secured notes dated as of the Effective Date due 2020 in an aggregate principal amount of $30 million issued by Reorganized Cubic Energy and guaranteed on a senior secured basis by Reorganized Cubic Asset, the material terms of which are set forth on the term sheet attached as Exhibit H to the Plan Support Agreement, and in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.86           “New Financing Documents” means the New Cubic Energy Senior Secured Notes and all certificates, instruments, agreements, security documents, including UCC-1 financing statements, mortgages, assignments of leases and rents and deeds of trust, guarantees and other documents made, filed or delivered in connection therewith, in each case, in form and substance acceptable to the Required Prepetition Noteholders.

1.87           “New Manager” means Fossil Operating Inc.

1.88           “New MSA” means the master services agreement dated as of the Effective Date between Reorganized Cubic Energy and the New Manager, the material terms of which are set forth on Exhibit I to the Plan Support Agreement, and in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.89           “Oil and Gas Leases” means any and all unexpired instruments in favor of the Debtors by which a leasehold or working interest is created in oil and gas and/or other liquid or gaseous hydrocarbons, including methane.

1.90           “Other Priority Claim” means a Claim entitled to priority under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.91           “Person” has the meaning ascribed to such term by section 101(41) of the Bankruptcy Code.

1.92           “Petition Date” means the date on which the Debtors filed their voluntary petitions for relief under Chapter 11 of the Bankruptcy Code commencing the Chapter 11 Cases.

1.93           “Plan” has the meaning ascribed to it in the Preamble above.

1.94           “Plan Supplement” means the compilation of documents and exhibits filed with the Bankruptcy Court not later than five (5) Business Days prior to the date the Confirmation Hearing is scheduled to be held, as such documents and exhibits may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof, and which documents and exhibits shall be satisfactory, in form and substance, (x) in the case of documents and exhibits affecting any Cubic Asset Debtor or Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of the Reorganized Cubic Energy Membership Interests, to the Required Prepetition Noteholders and (y) in the case of documents and exhibits affecting any Cubic Louisiana Debtor, Reorganized Cubic Louisiana or Holder of Wells Fargo Claims, to WFEC.

1.95           “Plan Support Agreement” means the Plan Support Agreement, dated as of December 10, 2015, between the Debtors, the Prepetition Secured Noteholders, WFEC, the BP

Entities, and Fossil Operating Inc., as may be amended, modified or supplemented from time to time in accordance with the terms thereof.

1.96           “Prepetition Note Purchase Agreement” means the Note Purchase Agreement, dated as of October 2, 2013, by and among the Debtors, the Prepetition Secured Notes Agent, and the various note purchasers signatory thereto, as such agreement is amended, modified, and/or restated from time to time, including by the Amendment, Forbearance and Waiver Agreement, dated July 14, 2014, by and among the Debtors, the Prepetition Secured Noteholders and certain holders of registration rights.

1.97           “Prepetition Secured Notes” means all notes issued pursuant to the Prepetition Note Purchase Agreement.

1.98           “Prepetition Secured Notes Agent” means Wilmington Trust, National Association, in its capacity as agent for the Prepetition Secured Noteholders.

1.99           “Prepetition Secured Notes Claim” means all Claims related to, arising under or in connection with the Prepetition Secured Notes Documents.

1.100           “Prepetition Secured Notes Documents” means the Prepetition Secured Notes, the Prepetition Note Purchase Agreement, and, in each case, all certificates, instruments, agreements, security documents, including UCC-1 financing statements, mortgages, assignments of leases and rents and deeds of trust, guarantees and other documents made, filed or delivered in connection therewith.

1.101           “Prepetition Secured Noteholders” means, individually and collectively, each Holder of Prepetition Secured Notes.

1.102           “Priority Tax Claim” means a Claim that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.103           “Pro Rata” means, at any time, the proportion that the principal amount of a Claim or Interest in a particular Class bears to the aggregate principal amount of all Claims or Interests in that Class, calculated as of the Petition Date.

1.104           “Professional Advisors” means, collectively, the professional advisors to (A) the Prepetition Secured Noteholders, including Sullivan & Cromwell LLP, Young Conaway Stargatt & Taylor, LLP, (B) WFEC, including Liskow & Lewis APLC and Potter Anderson & Corroon LLP, and (C) the Debtors, including Houlihan, Holland & Knight LLP, and Bayard, P.A.

1.105           “Professionals” means (a) all professionals employed in the Chapter 11 Cases pursuant to sections 327, 328, or 1103 of the Bankruptcy Code or otherwise and (b) all professionals or other Entities seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

1.106           “Released Parties” means (a) the Debtors and Reorganized Debtors, (b) the current and former directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, agents, attorneys, financial advisors, restructuring advisors, investment bankers, accountants, and other professional representatives of the Debtors and the Reorganized Debtors, in their capacities as such, (c) the Prepetition Secured Notes Agent and Prepetition Secured Noteholders, (d) WFEC and the Holders of any Wells Fargo Claims, (e) the BP Entities, and (f) with respect to each Entity named in the preceding (a) through (e), each such Entity’s directors, officers, members, managers, equity holders, general or limited partners, controlling persons, employees, agents, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other professionals or representatives when acting in any such capacities.

1.107           “Releasing Parties” means (a) the Prepetition Secured Notes Agent and Prepetition Secured Noteholders, (b) WFEC and the Holders of any Wells Fargo Claims, (c) the BP Entities, and (d) each Holder of a Claim that (i) affirmatively votes to accept the Plan or (ii) either (A) abstains from voting or (B) votes to reject the Plan, and in case of either (A) or (B), does not opt out of the releases by Holders of Claims in compliance with the instructions set forth in the Solicitation Materials.  Any Holder of Claims or Interests solely in Classes that are deemed to reject the Plan shall not be a Releasing Party unless such Holder (x) has agreed otherwise in writing or (y) is a Released Party.

1.108           “Reorganized Cubic Asset” means Cubic Asset, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.109           “Reorganized Cubic Asset Certificate of Formation” means the amended and restated certificate of formation of Reorganized Cubic Asset, which shall be satisfactory, in form and substance, to the Required Prepetition Noteholders.

1.110           “Reorganized Cubic Asset Debtors” means the Cubic Asset Debtors, as reorganized under this Plan, including any successors to any Cubic Asset Debtor, by merger, consolidation or otherwise, from and after the Effective Date.

1.111           “Reorganized Cubic Asset Holding Certificate of Formation” means the amended and restated certificate of formation of reorganized Cubic Asset Holding, which shall be satisfactory, in form and substance, to the Required Prepetition Noteholders.

1.112           “Reorganized Cubic Asset Membership Interests” means membership interests in Reorganized Cubic Asset.

1.113           “Reorganized Cubic Energy” means Cubic Energy, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.114           “Reorganized Cubic Energy Board of Managers” means the board of managers of Reorganized Cubic Energy on and after the Effective Date, to be appointed in accordance with Section 3.17.

1.115           “Reorganized Cubic Energy Certificate of Formation” means the certificate of formation of Reorganized Cubic Energy in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.116           “Reorganized Cubic Energy Operating Agreement” means the operating agreement of Reorganized Cubic Energy in the form attached to the Plan Supplement, as may be amended, modified or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement and following the Effective Date, the terms thereof.

1.117           “Reorganized Cubic Energy Membership Interests” means membership interests in Reorganized Cubic Energy.

1.118           “Reorganized Cubic Louisiana” means Cubic Louisiana, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.119           “Reorganized Cubic Louisiana Board of Managers” means the board of managers of Reorganized Cubic Louisiana on and after the Effective Date, to be appointed in accordance with Section 3.18.

1.120           “Reorganized Cubic Louisiana Certificate of Formation” means the amended and restated certificate of formation of Reorganized Cubic Louisiana, which shall be satisfactory, in form and substance, to Holders of Wells Fargo Claims.

1.121           “Reorganized Cubic Louisiana Holding” means Cubic Louisiana Holding, as reorganized under this Plan, including any successor thereto, by merger, consolidation, or otherwise, from and after the Effective Date.

1.122           “Reorganized Cubic Louisiana Holding Certificate of Formation” means the amended and restated certificate of formation of Reorganized Cubic Louisiana Holding, which shall be satisfactory, in form and substance, to Holders of Wells Fargo Claims.

1.123           “Reorganized Cubic Louisiana Membership Interests” means membership interests in Reorganized Cubic Louisiana.

1.124           “Reorganized Debtor” means a Debtor, as reorganized under this Plan, including any successor thereto, by merger, consolidation or otherwise, from and after the Effective Date.

1.125           “Required Prepetition Noteholders” means (x) Holders of at least 66.66% of the aggregate principal amount of outstanding Prepetition Secured Notes or (y) as long as the Prepetition Secured Noteholders consist of only (A) Anchorage Entities on the one hand and (B) Corbin Opportunity Fund, L.P., O-CAP Partners, L.P. and O-CAP Offshore Master Fund, L.P. or their respective Affiliates on the other hand, the Anchorage Entities and at least one Prepetition Secured Noteholder which is not an Anchorage Entity.

1.126           “Restructuring Transactions” has the meaning set forth in Section 3.10.

1.127           “Section 510(b) Claim” means any Claim arising from the rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

1.128           “Secured Claim” means any Claim, including principal, interest, fees and expenses as determined pursuant to section 506(b) of the Bankruptcy Code, against any of the Debtors (a) secured, in whole or in part by a Lien on, or security interest in, any assets or property of the Debtors, which Lien is valid, perfected and enforceable under applicable law and is not subject to avoidance under the Bankruptcy Code or applicable non-bankruptcy law, but only to the extent of the value of the assets or property securing any such Claims, or (b) subject to setoff under section 553 of the Bankruptcy Code, but only to the extent of the amount subject to such setoff.

1.129           “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.130           “Severance Account” means an account established on or prior to thirty (30) Business Days following the Effective Date for the purpose of funding Severance Payments.

1.131           “Severance List” means the list of employees receiving Severance Payments from the Severance Account and the amounts to be paid to such Persons therefrom, in each case, as set forth on Exhibit L to the Plan Support Agreement, which list may be amended, modified or supplemented by the Debtors from time to time prior to the Effective Date with the prior written consent of the Required Prepetition Noteholders.

1.132           “Severance Payment” has the meaning set forth in Section 3.9.

1.133           “Specified Cubic Asset Trade Claims” means those Claims set forth in the list included in the Plan Supplement, which list: (a) may be amended, modified, or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement, and following the Effective Date, with the prior written consent of the Required Prepetition Noteholders, (b) shall be filed on or before January 15, 2016,  and (c) notwithstanding anything to the contrary in this Plan, shall not be amended after January 15, 2016 to remove any such claims, unless such Claims have otherwise been paid or satisfied in the ordinary course; and as such list may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement; provided, that no Claims designated as Specified Cubic Asset Trade Claims as of January 15, 2016 may be removed from such list after January 15, 2016.

1.134           “Specified Cubic Asset Trade Payment” has the meaning set forth in Section 3.7.

1.135           “Specified Cubic Louisiana Trade Claims” means those Claims set forth in the list included in the Plan Supplement, which list: (a) may be amended, modified, or supplemented from time to time in accordance with, if prior to the Effective Date, the Plan Support Agreement, and following the Effective Date, with the prior written consent of WFEC, (b) shall be filed on or before January 15, 2016,  and (c) notwithstanding anything to the contrary in this Plan, shall not be amended after January 15, 2016 to remove any such claims, unless such Claims have otherwise been paid or satisfied in the ordinary course; and as such list may be amended, modified or supplemented from time to time in accordance with the Plan Support Agreement;

provided, that no Claims designated as Specified Cubic Louisiana Trade Claims as of January 15, 2016 may be removed from such list after January 15, 2016.

1.136           “Specified Cubic Louisiana Trade Payment” has the meaning set forth in Section 3.8.

1.137           “Solicitation Materials” means the Disclosure Statement, Plan, Confirmation Order, and Ballot.

1.138           “Terminated Oil and Gas Leases” means Oil and Gas Leases, if any, set forth in the list included in the Plan Supplement, which leases shall be deemed terminated and abandoned as of the day immediately prior to the Petition Date and shall not vest in the applicable reorganized Debtor, which list: (a) may be amended, modified or supplemented from time to time in accordance with the prior written consent of (x) in the case of Oil and Gas Leases owned by any Cubic Asset Debtor, the Required Prepetition Noteholders and (y) in the case of Oil and Gas Leases owned by any Cubic Louisiana Debtor, WFEC; provided, that no Oil and Gas Lease may be designated as a Terminated Oil and Gas Lease after January 20, 2016, unless otherwise agreed by the applicable Debtor, the non-Debtor counterparty to such Oil and Gas Lease and (x) in the case of Oil and Gas Leases owned by any Cubic Asset Debtor, the Required Prepetition Noteholders and (y) in the case of Oil and Gas Leases owned by any Cubic Louisiana Debtor, WFEC.

1.139           “Trade Unsecured Claim Release” means a release to be executed by a Eligible Cubic Asset Trade Holder or Eligible Cubic Louisiana Trade Holder (as applicable) in order to receive a Specified Cubic Asset Trade Payment or Specified Cubic Louisiana Trade Payment (as applicable), in form and substance satisfactory to the Required Prepetition Noteholders and WFEC and in substantially the form to be set forth in the Plan Supplement.

1.140           “Wells Fargo Claim” means all Claims arising under or in connection with the Wells Fargo Credit Agreement.

1.141           “Wells Fargo Credit Agreement” means the Amended and Restated Credit Agreement, dated as of October 2, 2013, by and among Cubic Louisiana and WFEC, as such agreement may be further amended, modified, and/or restated.

1.142           “WFEC” means Wells Fargo Energy Capital, Inc., a Texas corporation.

B.	Scope of Definitions; Rules of Construction

1.143           Capitalized terms used herein, but not defined herein, shall have the meaning ascribed to such term in the Bankruptcy Code or the Bankruptcy Rules. Definitions shall apply to the plural as well as the singular number.

C.	Rules of Interpretation

1.144           General.  In the Plan (a) any reference to an existing document or exhibit means that document or exhibit as it may have been or may be amended, modified, or supplemented from time to time, in accordance with the terms thereof, the Plan Support Agreement, or this

Plan, as applicable, (b) unless otherwise specified, all references to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan, (c) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (d) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (e) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

1.145           “Including.”  As used in the Plan, “including” means “including without limitation.”

1.146           “On.”  With reference to any distribution under this Plan, “on” a date means on or as soon as reasonably practicable after such date, except with respect to distributions to Holders of Class 3 – Prepetition Secured Notes Claims, Class 4 – Wells Fargo Claims and Class 5A – Cubic Asset BP Claims.

D.	Computation of Time

1.147           Bankruptcy Rule 9006(a) shall apply to computing any period of time prescribed or allowed by the Plan.

ARTICLE II

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification

2.1           The treatment of certain unclassified Claims under the Plan is set forth in Sections 2.2 through 2.8 of this Article II.  The Plan classifies all remaining Claims and Interests not addressed in this Article II into the Classes listed in Sections 2.10 through 2.28 of this Article II for all purposes, including for purposes of voting, confirmation and distribution pursuant to the Plan. A Claim or Interest is classified in a particular Class only to the extent that the obligation giving rise to such Claim or Interest qualifies within the description of such Class, and is classified in a different Class to the extent any portion thereof qualifies within the description of a different Class.  Claims against or Interests in the Debtors are classified in accordance with section 1122(a) of the Bankruptcy Code.

B.	Unclassified Claims

Unclassified Claims of Cubic Asset Debtors:

2.2           Cubic Asset Administrative Claims. Each Holder of an Allowed Cubic Asset Administrative Claim shall receive payment in full in Cash by Reorganized Cubic Energy of the unpaid portion of such Cubic Asset Administrative Claim, at the sole discretion of Reorganized Cubic Energy, (a) on the Effective Date or as soon thereafter as is reasonably practicable, (b) in the ordinary course of Reorganized Cubic Energy’s business, or (c) as otherwise agreed by Reorganized Cubic Energy and the Holder of such Allowed Cubic Asset Administrative Claim.

2.3           Cubic Asset Priority Tax Claims.  Each Holder of an Allowed Cubic Asset Priority Tax Claim shall receive, at the sole discretion of Reorganized Cubic Energy, (a) payment in Cash by Reorganized Cubic Energy in an amount of such Holder’s Allowed Cubic Asset Priority Tax Claim on the later of the Effective Date or when such Allowed Cubic Asset Priority Tax Claim becomes due, or (b) deferred Cash payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.  No Holder of an Allowed Cubic Asset Priority Tax Claim will be entitled to receive any payments on account of any pre-Effective Date interest accrued on, or penalty arising after the Petition Date with respect to or in connection with, any Allowed Cubic Asset Priority Tax Claim. Notwithstanding the foregoing, if any Cubic Asset Priority Tax Claim arises on account of any taxable income generated from any Cubic Louisiana Debtor and such Claim must be satisfied in Cash (i.e., such taxable income cannot be offset by net operating losses available to Reorganized Cubic Energy), such amount shall be paid by Reorganized Cubic Louisiana.  This Section 2.3 shall not limit the treatment under this Plan of such interest or penalties that constitute Allowed Administrative Claims.

Unclassified Claims of Cubic Louisiana Debtors:

2.4           Cubic Louisiana Administrative Claims.  Each Holder of an Allowed Cubic Louisiana Administrative Claim shall receive payment in full in Cash by Cubic Louisiana of the unpaid portion of such Cubic Louisiana Administrative Claim, at the sole discretion of Reorganized Cubic Louisiana, (a) on the Effective Date or as soon thereafter as is reasonably practicable, (b) in the ordinary course of Reorganized Cubic Louisiana’s business, or (c) as otherwise agreed by Reorganized Cubic Louisiana and the Holder of such Allowed Cubic Louisiana Administrative Claim.

2.5           Cubic Louisiana Priority Tax Claims. Each Holder of an Allowed Cubic Louisiana Priority Tax Claim shall receive, at the sole discretion of Reorganized Cubic Louisiana, (a) payment in Cash by Cubic Louisiana in an amount of such Holder’s Allowed Cubic Louisiana Priority Tax Claim on the later of the Effective Date or when such Allowed Cubic Louisiana Priority Tax Claim becomes due, or (b) deferred Cash payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code.  No Holder of an Allowed Cubic Louisiana Priority Tax Claim will be entitled to receive any payments on account of any pre-Effective Date interest accrued on, or penalty arising after the Petition Date with respect to or in connection with, any Allowed Cubic Louisiana Priority Tax Claim.  This Section 2.5 shall not limit the treatment under this Plan of such interest or penalties that constitute Allowed Administrative Claims.

Fees and Expenses of Professional Advisors

2.6           Professional Fees.  Each Professional requesting compensation pursuant to sections 330, 331 or 503(b) of the Bankruptcy Code for services rendered in connection with the Chapter 11 Cases prior to the Confirmation Date shall file an application for allowance of final compensation and reimbursement of expenses in the Chapter 11 Cases on or before the sixtieth day following the Effective Date, which fees and expenses shall be consistent with the Budget. Without limiting the foregoing:  (a) any Debtor or Reorganized Debtor, as the case may be, may pay the charges incurred by the Debtors on and after the Confirmation Date for any Professional’s fees, disbursements, expenses or related support services incurred in accordance with the Budget, without application to or approval by the Bankruptcy Court; and (b) any professional fees payable to Houlihan for services performed before or after the Effective Date shall be payable in accordance with the payment schedule set forth in Houlihan’s engagement letter with the Debtors (as such letter may be subsequently amended from time to time following the Effective Date).

2.7           Prepetition Secured Notes Agent Fees and Expenses.  The Prepetition Secured Notes Agent has provided and will continue to provide necessary services under the Prepetition Note Purchase Agreement prior to and after the Petition Date. On, or as soon as practicable after, the Effective Date, the Reorganized Debtors shall pay in cash all reasonable fees, costs and expenses incurred by the Prepetition Secured Notes Agent in the performance of its duties (including the reasonable fees, costs and expenses incurred by the Prepetition Secured Notes Agent’s professionals (including, without limitation, Shipman & Goodwin LLP) (to the extent payable under the terms of the Prepetition Note Purchase Agreement)) prior to the Effective Date promptly upon submission of invoices therefor in accordance with the Final Cubic Asset Cash Collateral Order and without the need for filing fee applications with the Bankruptcy Court, provided (a) such fees, costs and expenses are reimbursable under the terms of the Prepetition Note Purchase Agreement and incurred in accordance with the Budget and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order. Reorganized Cubic Energy shall promptly pay to the Prepetition Secured Notes Agent any fees, costs and expenses reimbursable under the terms of the Prepetition Note Purchase Agreement that are not disputed and shall attempt to resolve the disputed portion, if any, consensually.  To the extent Reorganized Cubic Energy and the Prepetition Secured Notes Agent are unable to consensually resolve any disputes regarding fees, costs or expenses and the Prepetition Secured Notes Agent continues to seek payment of such disputed amount pursuant to this Section 2.7, such payment shall occur following the entry of a Final Order of the Bankruptcy Court resolving such dispute. Distributions received by the holders of Prepetition Secured Notes Claims, pursuant to the Plan, shall not be reduced on account of the payment of the Prepetition Secured Notes Agent’s fees, costs and expenses pursuant to the terms of the Plan.

2.8           WFEC Fees and Expenses.  WFEC has provided and will continue to provide necessary services under the Wells Fargo Credit Agreement prior to and after the Petition Date. On, or as soon as practicable after, the Effective Date, the Reorganized Cubic Louisiana Debtors shall pay in cash all reasonable fees, costs and expenses incurred by WFEC in the performance of its duties (including the reasonable fees, costs and expenses incurred by the WFEC’s professionals (to the extent payable under the terms of the Wells Fargo Credit Agreement)) prior to the Effective Date promptly upon submission of invoices therefor in accordance with the Final Cubic Louisiana Cash Collateral Order and without the need for filing fee applications with the Bankruptcy Court, provided (a) such fees, costs and expenses are reimbursable under the terms of the Wells Fargo Credit Agreement and incurred in accordance with the Budget and (b) any dispute in connection with such fees, costs and expenses has been resolved by Final Order.  The Reorganized Cubic Louisiana Debtors shall promptly pay to WFEC any fees, costs and expenses reimbursable under the terms of the Wells Fargo Credit Agreement that are not disputed and shall attempt to resolve the disputed portion, if any, consensually.  To the extent the Reorganized Cubic Louisiana Debtors and WFEC are unable to consensually resolve any disputes regarding fees, costs or expenses and WFEC continues to seek payment of such disputed amount pursuant to this Section 2.8, such payment shall occur following the entry of a Final Order of the

Bankruptcy Court resolving such dispute. Distributions received by the holders of Wells Fargo Claims, pursuant to the Plan, shall not be reduced on account of the payment of WFEC’s fees, costs and expenses pursuant to the terms of the Plan.

C.	Classes and Treatment of Claims and Interests Therein

Limited Deemed Substantive Consolidation

2.9           The Plan shall serve as a motion by the Debtors seeking entry of a Bankruptcy Court order deeming the substantive consolidation of the Debtors’ Estates for certain limited purposes relating to the Plan, including voting, confirmation, and distributions.  As a result of such deemed consolidations, each Class of Claims and Interests against or in a Debtor will be treated as being asserted against a single consolidated Estate of all of the Debtors without regard to the separate legal existence of the Debtors.  The Plan will not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to voting and distribution rights as set forth herein.  Notwithstanding the foregoing, each and every Debtor shall remain responsible for the payment of quarterly fees to the Office of the United States Trustee pursuant to 29 U.S.C. § 1930 until the earlier of the time a particular Chapter 11 Case is (x) closed, (y) dismissed, or (z) converted to a case under Chapter 7 of the Bankruptcy Code.

Classes of Claims Against Cubic Asset Debtors:

2.10           Class 1A.  Cubic Asset Other Priority Claims.  Each Holder of an Allowed Class 1A Cubic Asset Other Priority Claim shall be paid in full by Reorganized Cubic Energy, in Cash, as soon as reasonably practicable on the later of (a) the Effective Date and (b) the date on which such Cubic Asset Other Priority Claim becomes an Allowed Claim payable under applicable law or any agreement relating thereto. Class 1A Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.11           Class 2A.  Cubic Asset Other Secured Claims.  Each Holder of an Allowed Class 2A Cubic Asset Other Secured Claim shall receive, at the sole discretion of Reorganized Cubic Energy, on the Effective Date or as soon thereafter as is reasonably practicable, (a) payment in full by Reorganized Cubic Energy, in Cash, including payment of any interest Allowed and payable under section 506(b) of the Bankruptcy Code, of such Allowed Cubic Asset Other Secured Claim; (b) delivery of the collateral securing such Allowed Cubic Asset Other Secured Claim; or (c) treatment of such Allowed Cubic Asset Other Secured Claim in any other manner that renders such Claim unimpaired.  Class 2A Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.12           Class 3.  Prepetition Secured Notes Claims. Each Holder of Prepetition Secured Notes Claims shall receive, on the Effective Date, in full and final satisfaction, release, and discharge of, and in exchange for, its Prepetition Secured Notes Claims, its Pro Rata share of (A) 1,000 Reorganized Cubic Energy Membership Interests, plus (B) the New Cubic Energy Senior Secured Notes.  In addition, notwithstanding Section 2.7, all reasonable fees and expenses of the Professional Advisors to the Prepetition Secured Noteholders that are incurred in accordance with the Cubic Asset Budget in connection with the Chapter 11 Cases (whether incurred before or after the Petition Date, but no later than the Effective Date, and in each case, subject to the terms and provisions of the Prepetition Note Purchase Agreement, any order approving the use of cash collateral by Cubic Energy, Cubic Asset and/or Cubic Asset Holding, the Plan Support Agreement and any applicable fee letter or other similar reimbursement agreement between any Debtor and the Prepetition Secured Noteholders or their Professional Advisors) shall be deemed to be Allowed Cubic Asset Administrative Claims for purposes hereof.  Class 3 Prepetition Secured Notes Claims are deemed Allowed, are Impaired, and are entitled to vote to accept or reject the Plan.

2.13           Class 5A.  Cubic Asset BP Claims.  In full and final satisfaction, release, and discharge of, and in exchange for, the Cubic Asset BP Claims, the BP Entities and the Reorganized Cubic Asset Debtors shall execute and deliver the Modified Cubic Asset BP Hedges, which shall take effect on the Effective Date, and such Modified Cubic Asset BP Hedges shall be deemed to supersede and replace the Cubic Asset BP Hedges in their entirety.  Class 5A Cubic Asset BP Claims are deemed Allowed, are Impaired, and are entitled to vote to accept or reject the Plan.

2.14           Class 6A.  Cubic Asset General Unsecured Claims.  On the Effective Date, Cubic Asset General Unsecured Claims will be discharged and eliminated, and the Holders of any Cubic Asset General Unsecured Claims will not receive any distributions or property under the Plan on account of such Claims.  Class 6A Cubic Asset General Unsecured Claims are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.15           Class 7.  Section 510(b) Claims.  On the Effective Date, Section 510(b) Claims (if any) will be discharged and eliminated, and the Holders of any Section 510(b) Claims will not receive any distributions or property under the Plan on account of such Claims (if any such Claims exist).  Class 7 Section 510(b) Claims are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.16           Class 8.  Cubic Energy Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Energy will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 8 Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.17           Class 9A.  Cubic Asset Holding Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Asset Holding will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 9A Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.18           Class 9B.  Cubic Asset Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Asset will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 9B Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

Classes of Claims Against Cubic Louisiana Debtors:

2.19           Class 1B.  Cubic Louisiana Other Priority Claims. Each Holder of an Allowed Class 1B Cubic Louisiana Other Priority Claim shall be paid in full by Reorganized Cubic Louisiana, in Cash, as soon as reasonably practicable on the later of (a) the Effective Date and (b) the date on which such Cubic Louisiana Other Priority Claim becomes an Allowed Claim payable under applicable law or any agreement relating thereto. Class 1B Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.20           Class 2B.  Cubic Louisiana Other Secured Claims.  Each Holder of an Allowed Class 2B Cubic Louisiana Other Secured Claim shall receive, at the sole discretion of Reorganized Cubic Louisiana, on the Effective Date or as soon thereafter as is reasonably practicable, (a) payment in full by Reorganized Cubic Louisiana, in Cash, including payment of any interest Allowed and payable under section 506(b) of the Bankruptcy Code, of such Allowed Cubic Louisiana Other Secured Claim; (b) a return of the collateral securing such Allowed Cubic Louisiana Other Secured Claim; or (c) treatment of such Allowed Cubic Louisiana Other Secured Claim in any other manner that renders such Claim unimpaired.  Class 2B Claims are not Impaired, are deemed to have accepted the Plan, and therefore are not entitled to vote to accept or reject the Plan.

2.21           Class 3.  Prepetition Secured Notes Claims. Holders of Prepetition Secured Notes Claims shall receive the treatment set forth in Section 2.12.

2.22           Class 4.  Wells Fargo Claims.  Holders of Wells Fargo Claims shall receive, on the Effective Date, in full and final satisfaction, release, and discharge of, and in exchange for, their Wells Fargo Claims, their Pro Rata share of 100% of the membership interests in Reorganized Cubic Louisiana.  Class 4 Wells Fargo Claims are deemed Allowed, are Impaired, and are entitled to vote to accept or reject the Plan.

2.23           Class 5B.  Cubic Louisiana BP Claims.  The Cubic Louisiana BP Hedges are deemed rejected and terminated as of the day immediately prior to the Effective Date.  On the Effective Date, all Cubic Louisiana BP Claims will be discharged and eliminated, and the Holders of Cubic Louisiana BP Claims will receive no distributions under the Plan on account of such Claims.

2.24           Class 6B.  Cubic Louisiana General Unsecured Claims.  On the Effective Date, Cubic Louisiana General Unsecured Claims will be discharged and eliminated, and the Holders of any Cubic Louisiana General Unsecured Claims will not receive any distributions or property under the Plan on account of such Claims.  Class 5B Cubic Louisiana General Unsecured Claims

are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.25           Class 7.  Section 510(b) Claims.  Holders of Section 510(b) Claims (if any) shall receive the treatment set forth in Section 2.15.

2.26           Class 10A.  Cubic Louisiana Holding Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Louisiana Holding will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 10A Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

2.27           Class 10B.  Cubic Louisiana Equity Interests.  On the Effective Date, all existing common and preferred shares, options, warrants, rights, similar instruments, and other prepetition Interests in Cubic Louisiana will be extinguished without payment.  Holders of such Interests will not retain any such Interests from or after the Effective Date or receive any distributions or property under the Plan on account of such Interests.  Class 10B Interests are Impaired, are deemed to have rejected the Plan, and therefore, are not entitled to vote to accept or reject the Plan.

D.	Intercompany Claims

2.28           Notwithstanding anything herein to the contrary, on the Effective Date all Intercompany Claims will be cancelled and discharged in full, and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such Intercompany Claims.  In no event shall Intercompany Claims be Allowed as unsecured Claims or entitled to any distributions under the Plan.

E.	Aggregation

2.29           If an Entity has more than one Claim in the same Class, such Claims shall be aggregated and treated as a single Claim. If an Entity has Claims in different Classes, such Claims shall be aggregated only within the same Class and not across Classes.

F.	Alternative Treatment

2.30           Notwithstanding any provision herein to the contrary, (a) any Holder of an Allowed Claim or Interest against a Cubic Asset Debtor may receive, instead of the distribution or treatment to which it is entitled hereunder, any other lesser distribution or treatment to which it and, prior to the Effective Date, the Debtors and the Required Prepetition Noteholders may agree in writing and following the Effective Date, Reorganized Cubic Energy may agree in writing, and (b) any Holder of an Allowed Claim or Interest against Cubic Louisiana or Cubic Louisiana Holding may receive, instead of the distribution or treatment to which it is entitled hereunder, any other lesser distribution or treatment to which it and, prior to the Effective Date, the Debtors and WFEC may agree in writing, and following the Effective Date, Reorganized Cubic Louisiana may agree in writing.

ARTICLE III

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Satisfaction of Allowed Claims

3.1           The Holders of Allowed Claims in Classes 1 through 6B and Allowed Interests in Classes 7 through 10B shall be satisfied in accordance with the terms of this Plan.

B.	Cancellation of Interests; Issuance of Reorganized Cubic Energy Membership Interests

3.2           Cubic Energy Interests.  On the Effective Date, all Cubic Energy Interests shall be cancelled and annulled, and Reorganized Cubic Energy shall file a certificate of conversion and the Reorganized Cubic Energy Certificate of Formation with the office of the Secretary of State of Delaware and take all other actions necessary or advisable to reincorporate Reorganized Cubic Energy as a Delaware limited liability company, and the Reorganized Cubic Energy Membership Interests shall be issued and distributed to Holders of Prepetition Secured Notes Claims in accordance with the terms hereof.  The Reorganized Cubic Energy Operating Agreement shall be adopted on the Effective Date and shall be deemed to be valid, binding and enforceable in accordance with its terms, and each Holder of Reorganized Cubic Energy Membership Interests shall be bound thereby.

3.3           Cubic Asset Holding Interests. On the Effective Date, the Reorganized Cubic Asset Holdings Certificate of Formation shall be filed with the office of the Secretary of State of Delaware, and all Cubic Asset Holding Interests shall be cancelled and annulled.  Immediately following the filing of the Reorganized Cubic Asset Certificate of Formation with the office of the Secretary of State of Delaware, reorganized Cubic Asset Holding shall file a certificate of merger with the office of the Secretary of State of Delaware and shall, on the Effective Date, merge (the “Holdings Merger”) with and into reorganized Cubic Asset, whereupon the separate existence of Reorganized Cubic Asset Holding shall cease and Reorganized Cubic Asset shall be the surviving Entity.

3.4           Cubic Asset Interests.  On the Effective Date, the Reorganized Cubic Asset Certificate of Formation shall be filed with the office of the Secretary of State of Delaware and all Cubic Asset Interests shall be cancelled and annulled. Following the Holdings Merger, 100% of the issued and outstanding Reorganized Cubic Asset Membership Interests shall vest in Reorganized Cubic Energy.

3.5           Cubic Louisiana Interests.  On the Effective Date, the Reorganized Cubic Louisiana Certificate of Formation shall be filed with the office of the Secretary of State of Delaware and all Cubic Louisiana Interests shall be cancelled and annulled.  On the Effective Date, newly issued Interests in Reorganized Cubic Louisiana will be distributed to Holders of Wells Fargo Claims in accordance with  Section 2.22.

3.6           Cubic Louisiana Holding Interests.  On the Effective Date, the Reorganized Cubic Louisiana Holding Certificate of Formation shall be filed with the office of the Secretary of State of Delaware, and all Cubic Louisiana Holding Interests shall be cancelled and annulled.

Immediately following the filing of the Reorganized Cubic Louisiana Certificate of Formation with the office of the Secretary of State of Delaware, Reorganized Cubic Louisiana Holding shall file a certificate of merger with the office of the Secretary of State of Delaware and shall, on the Effective Date, merge with and into Reorganized Cubic Louisiana, whereupon the separate existence of Reorganized Cubic Louisiana Holding shall cease and Reorganized Cubic Louisiana shall be the surviving Entity.

C.	Payment of Trade Unsecured Claims

3.7           Cubic Asset Debtor Trade Unsecured Claims.  Within thirty (30) Business Days following the Effective Date, Holders of Reorganized Cubic Energy Membership Interests shall establish the Cubic Asset Trade Account.  Holders of Reorganized Cubic Energy Membership Interests shall contribute their Pro Rata share (based on their respective ownership percentage of Reorganized Cubic Energy) of an amount sufficient to satisfy the aggregate amount of Specified Cubic Asset Trade Claims to Reorganized Cubic Energy for deposit to such account.  Each Holder of a Specified Cubic Asset Trade Claim that (a) does not object to the confirmation of the Plan and (b) on or prior to the 30th Business Day following the Effective Date, executes a Trade Unsecured Claim Release (an “Eligible Cubic Asset Trade Holder”) shall, unless otherwise agreed in writing between Reorganized Cubic Energy and such Holder, receive a Cash payment from the Cubic Asset Trade Account equal to the amount of its Specified Cubic Asset Trade Claim (any of the foregoing, a “Specified Cubic Asset Trade Payment”).  After all Specified Cubic Asset Trade Payments have been distributed to Eligible Cubic Asset Trade Holders, the undistributed amount remaining in the Cubic Asset Trade Account, if any, shall become the sole and exclusive property of the Holders of Reorganized Cubic Energy Membership Interests.  Pursuant to the Plan, the Cubic Asset Trade Account and the proceeds therein shall not be property of the Estates pursuant to section 541 of the Bankruptcy Code.

3.8           Cubic Louisiana Debtor Trade Unsecured Claims.  Within thirty (30) Business Days following the Effective Date, Holders of Wells Fargo Claims (or one of their Affiliates) shall establish the Cubic Louisiana Trade Account.  Holders of Wells Fargo Claims shall contribute an amount sufficient to satisfy the aggregate amount of Specified Cubic Louisiana Trade Claims to Reorganized Cubic Louisiana for deposit to such account.  Each Holder of a Specified Cubic Louisiana Trade Claim that (a) does not object to the confirmation of the Plan and (b) on or prior to the 30th Business Day following the Effective Date, executes a Trade Unsecured Claim Release (an “Eligible Cubic Louisiana Trade Holder”) shall, unless otherwise agreed in writing between Reorganized Cubic Energy and such Holder, receive a Cash payment from the Cubic Louisiana Trade Account equal to the amount of its Specified Cubic Louisiana Trade Claim (any of the foregoing, a “Specified Cubic Louisiana Trade Payment”).  After all Specified Cubic Louisiana Trade Payments have been distributed to Eligible Cubic Louisiana Trade Holders, the undistributed amount remaining in the Cubic Louisiana Trade Account, if any, shall become the sole and exclusive property of the Holders of Wells Fargo Claims.  Pursuant to the Plan, the Cubic Louisiana Trade Account and the proceeds therein shall not be property of the Estates pursuant to section 541 of the Bankruptcy Code.

D.	Severance Payments

3.9           Severance Payments by Holders of Reorganized Cubic Energy Membership Interests.  Within thirty (30) Business Days following the Effective Date, Holders of Reorganized Cubic Energy Membership Interests shall establish the Severance Account.  Holders of Reorganized Cubic Energy Membership Interests shall contribute their Pro Rata share (based on their respective ownership percentage of Reorganized Cubic Energy) of the amounts needed to fund the severance payments called for in the Severance List at the times called for in such Severance List (taking into account any deferrals permitted pursuant to the Severance List).  Each Person set forth on the Severance List that (a) does not object to the confirmation of the Plan and (b) executes an Employee Claim Release (an “Eligible Employee”) shall, unless otherwise agreed in writing between Reorganized Cubic Energy and such Person, receive a Cash payment from the Severance Account at the times set forth in the Severance List (taking into account any deferrals permitted pursuant to the Severance List) (a “Severance Payment”).  After all Severance Payments have been distributed to Eligible Employees, the undistributed amount remaining in the Severance Account, if any, shall become the sole and exclusive property of the Holders of Reorganized Cubic Energy Membership Interests.

E.	Restructuring Transactions and Plan Supplement

3.10           Restructuring Transactions.  On the Effective Date, and pursuant to the Plan or the applicable Plan Supplement, the Debtors or Reorganized Debtors shall enter into the restructuring transactions contemplated herein, including the transactions contemplated by Sections 3.2 through 3.6, and in the Plan Supplement and Plan Support Agreement (the “Restructuring Transactions”), and shall take any actions as may be necessary or appropriate to effect the Restructuring Transactions or a restructuring of their respective businesses or the overall organizational structure of the Debtors, including the transfers of ownership of Cubic Energy and Cubic Louisiana as set forth herein and the conversion of Reorganized Cubic Energy into a Delaware limited liability company.  The actions to be taken by the Debtors and Reorganized Debtors to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition or transfer containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation or reincorporation, certificates of limited partnership, or formation, merger or consolidation, and other similar documents and certificates pursuant to applicable state law; and (d) all other actions determined by the Debtors and, (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders, and (y) with respect to Cubic Louisiana, WFEC, to be reasonably necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the Restructuring Transactions.  To the extent the Debtors or the Reorganized Debtors deem appropriate, the Restructuring Transactions may be effected pursuant to sections 368 and 381 of the Internal Revenue Code in order to preserve for the Debtors or the Reorganized Debtors the tax attributes of such Entities.  Notwithstanding anything else to the contrary herein, from and after the Confirmation Date, the Debtors may engage in any restructuring, reorganizations, liquidation, intercompany sales and similar transactions in furtherance of the foregoing, with the prior written consent of (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) with respect to Cubic Louisiana or Cubic Louisiana Holding, WFEC and the Required Prepetition Noteholders in order to implement tax planning.

3.11           Authority to Consummate Restructuring Transactions.  The chairman of the board of directors, president, chief executive officer, chief financial officer, any executive vice president or senior vice president, or any other appropriate officer, manager or managing partner of each of the Debtors or Reorganized Debtors, as appropriate, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, agreements or other documents, and take such other actions, as may be reasonably necessary or appropriate, to give effect to and further evidence the terms of this Plan. The secretary or assistant secretary of the Debtor or the Reorganized Debtor, as appropriate, shall be authorized to certify or attest to any of the foregoing actions.

F.	Management of the Reorganized Debtors and Employee Matters

3.12           Management of Reorganized Cubic Energy and Reorganized Cubic Asset Debtors.  On the Effective Date, the Reorganized Cubic Asset Debtors will enter into the New MSA.  The names, titles, and compensation to be paid to each of the officers of the Reorganized Cubic Asset Debtors (including any compensation payable pursuant to the New MSA) shall be set forth in the Plan Supplement.

3.13           Management of Reorganized Cubic Louisiana.  The Debtors anticipate that the Cubic Louisiana Debtors will continue to retain the services of their existing employees, officers, and managers that were serving such Entities immediately prior to the Effective Date.  Consistent with section 1129(a)(5) of the Bankruptcy Code, the Persons that will serve as officers of Reorganized Cubic Louisiana on the Effective Date, as well as the compensation of any such officers constituting “insiders” of the Cubic Louisiana Debtors, will be disclosed in the Plan Supplement to be submitted prior to the Confirmation Hearing.

G.	SEC and Listing Matters

3.14           Termination of Registration.  Upon the Effective Date, no Interests in any of the Debtors or Reorganized Debtors will be publicly traded or listed on any nationally recognized market or exchange.  On the Effective Date, (a) the obligation of each Reorganized Debtor to file periodic reports with respect to any of its Interests with the Securities and Exchange Commission will terminate, if not already terminated, and (b) each Reorganized Debtor will make all filings with and notifications to the Securities and Exchange Commission and/or the Financial Industry Regulatory Authority necessary or appropriate to terminate such obligations.

3.15           Exemption from Registration for Reorganized Cubic Energy Membership Interests.  Except with respect to any Entity that is an underwriter as defined in section 1145(b) of the Bankruptcy Code with respect to the Reorganized Cubic Energy Membership Interests, the offer, issuance, sale or distribution of the Reorganized Cubic Energy Membership Interests to be issued pursuant to the Plan shall be exempt from registration under section 5 of the Securities Act (or any state or local law requiring registration for offer or sale of a security) under section 1145 of the Bankruptcy Code, and  may be resold by holders thereof without registration subject to the terms thereof and, in the case of Reorganized Cubic Energy Membership Interests, the New Cubic Energy Constituent Documents.

H.	Continued Corporate Existence; New Corporate Documents

3.16           Except as otherwise provided herein, each of the Reorganized Debtors shall continue to exist as a separate legal Entity after the Effective Date.  On the Effective Date, each of the Reorganized Debtors will duly file with the applicable Secretary of State an amended certificate of incorporation, certificate of formation, or analogous corporate document that will, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, include a provision prohibiting the issuance of non-voting equity securities.

I.	Governance of Reorganized Debtors

3.17           Cubic Energy Governance.  On the Effective Date, the existing board of directors of Cubic Energy shall be dissolved without any further action on the part of the Debtors, or the Debtors’ officers, directors, managers, shareholders and members.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the proposed member of the initial Reorganized Cubic Energy Board of Managers and his/her affiliations shall be disclosed in the Plan Supplement.  The composition of the initial Reorganized Cubic Energy Board of Managers shall be consistent with the New Cubic Energy Constituent Documents and applicable non-bankruptcy law, and shall be approved by the Required Prepetition Noteholders in their sole discretion.  The sole member of the initial Reorganized Cubic Energy Board of Managers shall assume such position on the Effective Date and shall serve from and after the Effective Date until the first annual meeting of the holders of the Reorganized Cubic Energy Membership Interests. Thereafter, the members of the Reorganized Cubic Energy Board of Managers will be elected in accordance with the New Cubic Energy Constituent Documents and applicable non-bankruptcy law.

3.18           Cubic Louisiana Governance.  On the Effective Date, the existing board of directors of Cubic Louisiana shall be dissolved without any further action on the part of the Debtors, or the Debtors’ officers, directors, shareholders and members.  Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the proposed member of the initial Reorganized Cubic Louisiana Board of Managers and his/her affiliations shall be disclosed in the Plan Supplement.  The composition of the initial Reorganized Cubic Louisiana Board of Managers shall be consistent with applicable non-bankruptcy law, and shall be approved by the holders of the Wells Fargo Claims in their sole discretion.  The sole member of the initial Reorganized Cubic Louisiana Board of Managers shall assume such position on the Effective Date and shall serve from and after the Effective Date until the first annual meeting of the holders of the Reorganized Cubic Louisiana Membership Interests.  Thereafter, the members of the Reorganized Cubic Louisiana Board of Managers will be elected in accordance with applicable non-bankruptcy law.

J.	Jurisdiction Over Estate Assets and Post-Effective Date Operations

3.19           Pre-Effective Date Jurisdiction.  Until the Effective Date, the Bankruptcy Court shall retain jurisdiction over the Debtors, their assets and operations.

3.20           Post-Effective Date Operations.  On and after the Effective Date, except as otherwise provided in the Plan, each Reorganized Debtor may operate its businesses and may use, acquire, or dispose of property and compromise or settle any Claims or Causes of Action without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

K.	Substantial Consummation

3.21           On the Effective Date, unless otherwise provided by the Confirmation Order, the following shall occur, be deemed to have occurred simultaneously, and constitute substantial consummation of the Plan: (a) new corporate governance documents furthering the Restructuring Transactions shall be authorized, approved and effective in all respects without further action under applicable law, regulation, order, or rule, including any action by the stockholders or directors of any of the Debtors or the Reorganized Debtors; and such new organizational documents for any of the Reorganized Debtors may be filed, as appropriate, with the applicable Secretary of State as soon as reasonably practicable on or after the Effective Date; (b) except as otherwise expressly provided herein, title to all assets and property (tangible and intangible) of any Debtor, including its books and records, shall automatically vest in the applicable Reorganized Debtor without further action on the part of such Debtor or any other Entity free and clear of all Claims, Liens, encumbrances, charges and Interests; and (c) Reorganized Cubic Energy Membership Interests and newly issued Interests in Reorganized Cubic Louisiana evidencing the change of ownership of Reorganized Cubic Energy and Cubic Louisiana shall have been issued and distributed as provided herein, and (d) the transactions contemplated by Sections 3.2 through 3.6 shall occur.

L.	Cancellation of Instruments and Agreements

3.22           On the Effective Date, so long as the treatments provided for, and the distributions contemplated by, Article II are effectuated or made upon the Effective Date, except as otherwise provided herein or in the Confirmation Order, instruments, indentures, notes, warrants, options, share certificates, or other documents (other than any insurance policy of any of the Debtors) evidencing, giving rise to, or governing any Claim or Interest, including without limitation, the Prepetition Secured Notes Documents, shall be deemed canceled, terminated and annulled without further act or action under any applicable agreement, law, regulation, order, or rule, and shall represent only the right to receive the distributions, if any, to which the Holders thereof are entitled under the Plan, and the obligations of the Debtors under such agreements, instruments, indentures, notes, warrants, options, share certificates, or other documents shall be discharged.  On the Effective Date, so long as the treatments provided for, and the distributions contemplated by, Article II are effectuated or made upon the Effective Date, except as otherwise provided herein or in the Confirmation Order, the Prepetition Secured Notes Agent shall be discharged of its duties under the Prepetition Secured Notes Documents.

M.	Cancellation of Liens

3.23           On the Effective Date, any Lien securing any Secured Claim (other than a Lien with respect to a Claim that is reinstated pursuant to Sections 2.11 and 2.20) shall be deemed released, and the Holder of such Secured Claim is directed to release any collateral or other property of any Debtor (including any cash collateral) held by such Holder and to take such actions as may be requested by any Debtor (or any Reorganized Debtor, as the case may be) to evidence the release of such Lien, including the execution, delivery and filing or recording of such releases as may be requested by any Debtor (or the Reorganized Debtors, as the case may be).

N.	Certain Retained Causes of Action

3.24           Retention of Causes of Action.  In accordance with section 1123(b) of the Bankruptcy Code, each Reorganized Debtor shall receive, by transfer from the applicable, corresponding Debtor, and shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Claims, rights, Causes of Action, suits, and proceedings, whether in law or in equity, whether known or unknown, that its corresponding Debtor or Estate may hold against any Entity or that relates to a Claim.  Each Reorganized Debtor may pursue or abandon such retained Claims, rights, Causes of Action, suits, or proceedings as appropriate, in accordance with the best interests of its Estate.

3.25           Assignment of Causes of Action.  On the Effective Date, each Debtor shall be deemed to have assigned its Causes of Action or Claims, subject to the limitations set forth in this Plan, whether asserted or unasserted, to its corresponding Reorganized Debtor.

O.	Tax Matters

3.26           Transfer Tax Exemption.  Pursuant to section 1146(a) of the Bankruptcy Code, any (a) transfers or mortgages or the making or delivery of any deed or other instrument of transfer from or by the Debtors to the Reorganized Debtors or any other Entity pursuant to the Plan, (b) issuance, transfer or exchange of notes, equity securities or other instruments, (c) the creation of any mortgage, deed of trust, Lien, pledge or other security interest or (d) the making or assignment of any lease or sublease, in each case, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.  All sales, transfers and assignments of owned and leased property approved by the Bankruptcy Court shall be deemed to have been made pursuant to the Plan.

ARTICLE IV

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Delivery of Distributions; Undeliverable or Unclaimed Distributions

4.1           Delivery of Distributions in General.  The applicable Reorganized Debtor shall make distributions to each Holder of an Allowed Claim entitled to receive a distribution pursuant to the terms hereof at the address reflected in the books and records of the Debtors, unless otherwise notified in writing by such Holder sufficiently in advance of any distribution to allow the applicable Debtors or Reorganized Debtors to reflect such change on their books and records.

4.2           Distributions to Prepetition Secured Noteholders.  Reorganized Cubic Energy Membership Interests shall be issued in accordance with Section 2.12 solely to each Holder of Prepetition Secured Notes. New Cubic Energy Senior Secured Notes shall be issued in accordance with Section 2.12 to each Holder of Prepetition Secured Notes or its Affiliate as requested by such Holder; provided that such Holder provides the Debtors with such request (and the address of its Affiliate) in writing sufficiently in advance of such distribution to allow the applicable Debtors or Reorganized Debtors to reflect the Affiliate on their books and records.

4.3           Undeliverable and Unclaimed Distributions.  Any undeliverable or unclaimed distribution under this Plan that does not become deliverable on or before the first anniversary of the Effective Date shall be deemed to have been forfeited and waived, and the Entity otherwise entitled thereto shall be forever barred and enjoined from asserting its Claim therefor against, or seeking to recover its distribution from, the Debtors, their Estates, or the Reorganized Debtors.

4.4           Allocation of Plan Distributions Between Principal and Interest.  To the extent that any Allowed Claim or Interest entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution shall, to the extent permitted by applicable law, be allocated for United States federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of the Claim representing accrued but unpaid interest.

4.5           Fractional Amounts.  Holders of Prepetition Secured Notes Claims and Wells Fargo Claims may be entitled to fractional amounts of Reorganized Cubic Energy Membership Interests or Reorganized Cubic Louisiana Interests pursuant to the distributions described in Sections 2.12 and 2.22. Notwithstanding such entitlement, all Reorganized Cubic Louisiana Interests distributed to Holders of Wells Fargo Claims pursuant to the Plan will be distributed only in full dollar denominations. To the extent any Holder would be entitled to a fractional denomination of Reorganized Cubic Louisiana Interests, but for this provision, the denomination of Reorganized Cubic Louisiana Interests to be distributed to such Holder shall be rounded downward to eliminate any fractional amount.  For the avoidance of doubt, fractional denominations of Reorganized Cubic Energy Membership Interests may be distributed to Holders of Prepetition Secured Notes Claims pursuant to the Plan.

B.	Withholding and Reporting Requirements

4.6           Compliance with Applicable Laws.  In connection with this Plan and all distributions hereunder, the Debtors and Reorganized Debtors shall comply with all applicable tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to those requirements. The Debtors and Reorganized Debtors shall be authorized to take all actions necessary or appropriate to comply with those withholding and reporting requirements.

4.7           Tax Identification Numbers.  If requested by the applicable Reorganized Debtor, before receiving any distributions under this Plan, a Holder of an Allowed Claim shall provide the applicable Debtors/Reorganized Debtors with written notification or confirmation of its federal tax identification number or social security number, and such other information as the applicable Reorganized Debtor may reasonably request for the purpose of allowing such Debtor and the Reorganized Debtor to comply with the applicable tax laws and rules.

4.8           Filing Final Tax Return.  The Reorganized Cubic Asset Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Cubic Asset Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date, and the Reorganized Cubic Louisiana Debtors shall be authorized to request an expedited determination under section 505(b) of the Bankruptcy Code for all tax returns filed for, or on behalf of, the Cubic Louisiana Debtors for any and all taxable periods ending after the Petition Date through, and including, the Effective Date.

C.	Setoffs

4.9           The applicable Debtors and/or Reorganized Debtors may, but shall not be required to, set off against any Claim (other than the Prepetition Secured Notes Claims, which Claims shall not be subject to setoff, recoupment or reduction of any kind) and the payments or other distributions to be made in respect of that Claim, Claims of any nature whatsoever that the applicable Debtors or Reorganized Debtors may have against the Claim’s Holder; but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or Reorganized Debtors of any Claim that the applicable Debtors or Reorganized Debtors may have.

ARTICLE V

TREATMENT OF EXECUTORY CONTRACTS,
UNEXPIRED LEASES AND OTHER AGREEMENTS

A.	Deemed Rejection of Executory Contracts and Unexpired Leases

5.1           Deemed Rejection.  To the extent that any executory contract or unexpired lease is: (i) not included in the Assumed Contract List, (ii) assumed by a Debtor pursuant to a Final Order prior to the Effective Date, or (iii) as of the Effective Date, subject to a motion seeking assumption, then such executory contract and unexpired lease shall be deemed rejected on the Effective Date pursuant to sections 365 and 1123(b)(2) of the Bankruptcy Code.

B.	Pass-Through

5.2           Any rights or arrangements necessary or useful to the operation of the Debtors’ business but not otherwise addressed as a Claim or Interest, including non-exclusive or exclusive patent, trademark, copyright, maskwork or other intellectual property licenses, bonding arrangements, operating licenses with the Texas Railroad Commission or other such regulatory authority, and other executory contracts not assumable under section 365(c) of the Bankruptcy Code that are on the Assumed Contract List, shall, in the absence of any other treatment under the Plan or Confirmation Order, be passed through the Chapter 11 Cases for the benefit of the applicable Reorganized Debtors and the counterparty or counterparties to such rights or arrangements and the legal, equitable and contractual rights of the applicable Debtors and Reorganized Debtors under rights and arrangements shall be left unaltered and unaffected by the Chapter 11 Cases.

C.	Oil and Gas Leases

5.3           Oil and Gas Leases do not constitute executory contracts or unexpired leases of real property under section 365 of the Bankruptcy Code.  Notwithstanding the foregoing, should Oil and Gas Leases (other than Terminated Oil and Gas Leases) be deemed to constitute executory contracts or unexpired leases under section 365 of the Bankruptcy Code, they will be assumed in accordance with Sections 5.4 through 5.9.

5.4           Except for (i) the defaults of a kind specified in sections 365(b)(2) and 541(c)(1) of the Bankruptcy Code (which defaults the Debtors and Reorganized Debtors will not be required to cure) or (ii) as otherwise provided herein, the legal, equitable and contractual rights of the counterparties to Oil and Gas Leases (other than Terminated Oil and Gas Leases) shall be unaltered by the Plan. To the extent a failure by the Debtors or Reorganized Debtors to pay or perform an obligation under an Oil and Gas Lease (other than a Terminated Oil and Gas Lease) is a default under any applicable Oil and Gas Lease, such default shall be cured for all purposes by the payments provided for herein or the applicable Reorganized Debtors’ subsequent performance of such obligation with such applicable Oil and Gas Lease deemed to be, or otherwise remaining, in full force and effect for the benefit of the applicable Reorganized Debtor(s). To the extent such payment is due and owing on the Effective Date, such payment shall be made, in Cash, on the Effective Date, or upon such other terms as may be agreed to by the applicable Debtors or Reorganized Debtors and the Entity to whom such payment is due. To the extent such payment is not due and owing on the Effective Date, such payment (a) will be made, in Cash, in accordance with the terms of the Oil and Gas Lease (or other agreement) between the parties, or as such payment becomes due and owing under (i) applicable non-bankruptcy law, or (ii) in the ordinary course of business of the applicable Reorganized Debtor(s) or (b) will be made upon other terms as may be agreed upon by the applicable Reorganized Debtor and the Entity to whom such payment is due. To the extent it is impossible for a Reorganized Debtor to cure a default arising from any failure to perform a non-monetary obligation, such default shall be deemed cured by future performance by the applicable Reorganized Debtor(s) in accordance with the terms of the applicable Oil and Gas Lease with the applicable Oil and Gas Lease deemed to be, or otherwise remaining, in full force and effect for the benefit of the applicable Reorganized Debtor(s). If there is a dispute as to any Cure obligation (including Cure payments) between the applicable Debtor(s)/Reorganized Debtor(s) and the lessor of an Oil and Gas Lease, the applicable Reorganized Debtor(s) shall only have to pay or perform as herein provided the non-disputed Cure obligation with the balance of the Cure payment or Cure performance to be made or performed after resolution of such dispute either by (i) agreement of the parties or (ii) resolution by the Bankruptcy Court by a Final Order.

D.	Assumed Executory Contracts and Unexpired Leases

5.5           On the Effective Date, all executory contracts and unexpired leases of the Debtors that are identified in the Assumed Contract List shall be deemed to have been assumed by the applicable Debtor(s) pursuant to sections 365 and 1123 of the Bankruptcy Code without further notice or order of the Bankruptcy Court.  Each executory contract and unexpired lease (i) assumed pursuant to this Section 5.5, (ii) assumed by a Debtor pursuant to a Final Order prior to the Effective Date, or (iii) that, as of the Effective Date, is subject to a motion seeking assumption,  in each case, shall revest in, and be fully enforceable by, the applicable Reorganized Debtor(s) in accordance with the terms thereof upon the date such contract is assumed by the applicable Debtor(s).

5.6           Any monetary amount by which any executory contract or unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, in accordance with section 365(b)(1) of the Bankruptcy Code, by payment of the Cure amounts set forth in the Assumed Contract List, in Cash, on the Effective Date, or upon such other terms as the parties to such executory contract or unexpired lease may otherwise agree with the prior written consent of (x) in the case of the Cubic Asset Debtors, the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana, WFEC.

5.7           Each executory contract and unexpired lease that is assumed shall include each term set forth in all (a) amendments, modifications, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, and (b) rights appurtenant to property, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other equity interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Effective Date.

5.8           Amendments, modifications, supplements, and restatements to prepetition executory contracts and unexpired leases that are executed by a Debtor while its Chapter 11 Case is pending shall not be deemed to alter the prepetition nature of the executory contract or unexpired lease, or the validity, priority, or amount of any Claims that may arise in connection therewith.

5.9           Executory contracts and unexpired leases assumed by a Debtor may be performed by its corresponding Reorganized Debtor in the ordinary course of business.

E.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

5.10           Rejection or repudiation of any executory contract or unexpired lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors under such contracts or leases. In particular, notwithstanding any non-bankruptcy law to the contrary, each Reorganized Debtor expressly reserves and does not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the applicable Debtor or Reorganized Debtor, as applicable, from counterparties to rejected or repudiated executory contracts or unexpired leases.

F.	Director and Officer Insurance Policies and Agreements

5.11           To the extent that the D&O Liability Insurance Policies issued to, or entered into by, Cubic Energy prior to the Petition Date constitute executory contracts, notwithstanding anything in the Plan to the contrary, Cubic Energy shall be deemed to have assumed all of Cubic Energy’s unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code, effective as of the Effective Date.  Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the assumption or assumption and assignment, as applicable, of each of the D&O Liability Insurance Policies.  Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Liability Insurance Policies.  After the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

G.	Reservation of Rights

5.12           Neither the exclusion nor inclusion of any contract or lease in any pleading, exhibit or otherwise filed in the Chapter 11 Cases, nor anything contained in the Plan, shall constitute an admission by the Debtors or any Reorganized Debtor that any such contract or lease is in fact an executory contract or unexpired lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether any contract, lease or property interest, including any Oil and Gas Lease, is or was an executory contract or unexpired lease at the later of (x) the Effective Date or (y) the time of assumption or rejection, the applicable Reorganized Debtor shall have ninety (90) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including, if such contract, lease or property interest is determined by a Final Order to be an executory contract or unexpired lease, by filing a motion with the Bankruptcy Court seeking to assume such contract, lease, or property interest.

H.	Nonoccurrence of Effective Date

5.13           In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request by the Debtors to extend the deadline for assuming or rejecting unexpired leases pursuant to section 365(d)(4) of the Bankruptcy Code.

I.	Additional Cure Provisions

5.14           Except as otherwise provided in this Article V, Cure payments shall be effected, or otherwise satisfied, by prompt payment by the applicable Reorganized Debtor as contemplated by section 365(b)(1)(A) of the Bankruptcy Code. If there is a dispute regarding (a) the timing of any payment required in order to meet the promptness requirement of 365(b)(1), (b) the nature, extent or amount of any Cure requirement, (c) the Reorganized Debtor’s ability to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (d) any other matter pertaining to assumption, the applicable executory contract or unexpired lease shall be assumed, and Cure payments shall be made, following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be.

J.	Claims Based on Rejection of Executory Contracts and Unexpired Leases

5.15           All Allowed Claims arising from the rejection of a Debtor’s executory contracts and unexpired leases shall be classified as Cubic Asset General Unsecured Claims or Cubic Louisiana General Unsecured Claims, as applicable, and shall be treated in accordance with the relevant provisions of the Plan; provided, however, if the Holder of an Allowed Claim for rejection damages has a properly perfected security interest in any collateral to secure obligations under such rejected executory contract or unexpired lease, the Allowed Claim for rejection damages shall be treated as a Cubic Asset Other Secured Claim or Cubic Louisiana Other Secured Claim, as applicable, to the extent of the value of such Holder’s interest in the collateral, with the deficiency, if any, treated as a Cubic Asset General Unsecured Claim or Cubic Louisiana General Unsecured Claim, as applicable.

K.	Compensation, Benefit, and Pension Programs

5.16           All employee compensation, benefit and pension plans, and employment agreements or settlements reached thereunder of the Debtors entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as if they were, terminated executory contracts.  Such plans, agreements, or settlements do not constitute “retiree benefits” subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code.

L.	Indemnification Obligations

5.17           Except as otherwise specifically provided herein, any obligations or rights of any Debtor to indemnify, defend or advance expenses to its present and former directors, officers, employees, agents or representatives under its certificate of incorporation, by-laws, employee-indemnification policy, or under state law, or any agreement with respect to any Claim, demand, suit, cause of action, or proceeding related to such Person’s service with, for, or on behalf of the Debtors prior to the Effective Date, shall be deemed to be, and shall be treated as if they were, terminated and rejected as of the Effective Date.  For the avoidance of doubt, this Section 5.17 shall not impair, limit or restrict any Entity’s Claims against the D&O Liability Insurance Policies, nor shall it enjoin any Entity from pursuing such Claims.

M.	Treatment of Change of Control Provisions

5.18           The entry of the Confirmation Order, consummation of the Plan, and/or any other acts taken to implement the Plan shall not constitute a “change of control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a change in control.

ARTICLE VI

ADMINISTRATION OF DISPUTED CLAIMS

6.1           Prosecution of Objections to Claims.  Following the Confirmation Date and prior to the Effective Date, each Debtor against whom a Claim is filed shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to such Claim, and shall be permitted to settle or compromise such Disputed Claim against it without approval of the Bankruptcy Court, provided such Debtor shall (x) in the case of the Cubic Asset Debtors, obtain the prior written consent of the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana and Cubic Louisiana Holding, obtain the prior written consent of WFEC.  Following the Effective Date, Reorganized Cubic Energy shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims against the Cubic Asset Debtors, and shall be permitted to settle or compromise such Disputed Claims without approval of the Bankruptcy Court, and Reorganized Cubic Louisiana shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims against the Cubic Louisiana Debtors, and shall be permitted to settle or compromise such Disputed Claims without approval of the Bankruptcy Court.  All objections to Claims shall be filed no later than one hundred and eighty (180) days after the Effective Date; provided that each Reorganized Debtor shall be permitted and shall have the authority to seek one or more extensions of such deadline from the Bankruptcy Court.

6.2           Estimation of Claims.  Prior to the Effective Date, each Debtor shall be permitted, at any time, to request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code, (x) in the case of the Cubic Asset Debtors, with the prior written consent of the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana and Cubic Louisiana Holding, with the prior written consent of WFEC, regardless of whether such Debtor previously had objected to such Claim or whether the Bankruptcy Court had ruled on such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any Claim at any time during any litigation concerning any objection to such Claim, including during the pendency of any appeal relating to such objection.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, the amount so estimated shall constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If such estimated amount constitutes a maximum limitation on the amount of such Claim, such Debtor may elect to pursue any supplemental proceedings to object to the allowance of such Claim, (x) in the case of the Cubic Asset Debtors, with the prior written consent of the Required Prepetition Noteholders and (y) in the case of Cubic Louisiana and Cubic Louisiana Holding, with the prior written consent of WFEC. All of the aforementioned objection, estimation and resolution procedures are cumulative and not exclusive of one another.

6.3           Payments and Distributions on Disputed Claims.  Notwithstanding any other provision to the contrary herein, no payments or distributions shall be made hereunder with respect to all or any portion of any Disputed Claim unless and until all objections to such Disputed Claim have been settled, withdrawn, or determined by Final Order, and such Disputed Claim has become an Allowed Claim.

ARTICLE VII

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Classes Entitled To Vote

7.1           Voting Classes.  Classes 3, 4 and 5A are Impaired and entitled to vote to accept or reject the Plan. Prior to the Petition Date, the Debtors solicited acceptance of the Plan from the Holders of Claims in such Classes.  Upon the conclusion of such solicitation efforts, at least one of these Impaired voting Classes has elected to accept the Plan.

7.2           Non-Voting Classes.

a.           Non-Voting Classes Deemed to Accept the Plan.  By operation of law, Classes 1A, 1B, 2A, and 2B are not Impaired, are deemed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.  Consequently, the Debtors have not solicited any Claims in such Classes.

b.           Non-Voting Classes Deemed to Reject the Plan.  By operation of law, Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A, and 10B are Impaired, will not receive any distribution or property in respect of any Claims in such Classes, and are deemed to have rejected the Plan.  Consequently, the Debtors have not solicited any Claims in such Classes.

B.	Acceptance by Impaired Classes

7.3           An Impaired Class of Claims or Interests shall have accepted the Plan if (a) the Holders of at least two-thirds in amount of the Allowed Claims actually voting in the Class have voted to accept the Plan, and (b) the Holders of more than one-half in number of the Allowed Claims actually voting in the Class have voted to accept the Plan, in each case not counting the vote of any Holder designated under section 1126(e) of the Bankruptcy Code. An Impaired Class of Interests shall have accepted the Plan if the Holders of at least two thirds in amount of the Allowed Interests have voted to accept the Plan, not counting the vote of any Holder designated under section 1126(e).

C.	Cramdown

7.4           The Debtors have not solicited acceptance of the Plan from Classes 5B, 6A, 6B, 7, 8, 9A, 9B, 10A, and 10B, which Classes are deemed to have rejected the Plan. Thus, the Debtors shall request that the Bankruptcy Court confirm the Plan under section 1129(b) of the Bankruptcy Code.

ARTICLE VIII

CONDITIONS PRECEDENT TO PLAN’S CONFIRMATION AND EFFECTIVE DATE

A.	Conditions Precedent to Effective Date

8.1           The Plan’s Effective Date is subject to the satisfaction or written waiver of each of the following conditions precedent:

a.           the Confirmation Order shall have been entered, no timely appeal shall have been taken from the Confirmation Order, and the Confirmation Order shall have become a Final Order;

b.           no Environmental Material Adverse Effect shall have occurred;

c.           (i) each document included in the Plan Supplement, including all exhibits, schedules and annexes thereto, with respect to the Reorganized Cubic Asset Debtors shall be satisfactory to the Required Prepetition Noteholders in its sole discretion and (ii) each document included in the Plan Supplement, including all exhibits, schedules and annexes thereto, with respect to Reorganized Cubic Louisiana shall be satisfactory to WFEC in its sole discretion;

d.           the New Cubic Energy Constituent Documents and a certificate of conversion each shall have been duly filed with the Secretary of State of Delaware;

e.            all authorizations, consents and approvals determined to be necessary to implement the terms of the Plan by the applicable Debtor and (x) with respect to the Cubic Asset Debtors, the Required Prepetition Noteholders or (y) with respect to Cubic Louisiana, WFEC, in each case, shall have been obtained;

f.           all fees, costs, expenses of and other amounts incurred by the Prepetition Secured Noteholders and the Prepetition Secured Notes Agent which are chargeable to or otherwise reimbursable by the Debtors under the Plan Support Agreement and Prepetition Secured Notes Documents shall have been paid in full;

g.           the New MSA shall have been duly executed and delivered by all parties thereto; and

h.           all other actions necessary to implement the terms of the Plan on the Effective Date shall have been taken.

8.2           Notwithstanding any other provision to the contrary herein, no payments or distributions shall be made hereunder with respect to all or any portion of any Wells Fargo Claim unless, on or prior to the third (3rd) Business Day prior to the proposed Effective Date, WFEC pays $175,000 in Cash to Cubic Energy, as partial reimbursement of the expenses incurred by the Debtors in connection with the Chapter 11 Cases.

B.	Waiver of Conditions

8.3           The conditions set forth in Section 8.1 above can be waived in writing, in whole or in part, jointly by the Debtors and (i) with respect to conditions affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders; (ii) with respect to conditions affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC, at any time without an order of the Bankruptcy Court. Unless waived, the failure to satisfy any condition precedent to the Effective Date will preclude the Effective Date’s occurrence, regardless of the circumstances giving rise thereto (including any action or inaction by the Debtors or the Reorganized Debtors); (iii) with respect to conditions affecting the Prepetition Secured Notes Agent in any respect, the Prepetition Secured Notes Agent. The waiver of any condition to the Effective Date shall not constitute or be deemed a waiver of any other condition.

ARTICLE IX

MODIFICATION; WITHDRAWAL

9.1           The Debtors may modify the Plan with the written approval of, in their sole discretion, (i) with respect to modifications affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders; (ii) with respect to modifications affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC, in each case, either before or after Confirmation, to the fullest extent permitted under section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019.  The Debtors may withdraw the Plan at any time before the Effective Date.

ARTICLE X

RETENTION OF JURISDICTION

10.1           Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of the Confirmation Order, the occurrence of the Effective Date or anything to the contrary herein, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

a.           enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

b.           hear and determine any matters related to the assumption, assumption and assignment or rejection of any executory contract or unexpired lease to which the Debtors are party or with respect to which any Debtor or Reorganized Debtor may be liable, and hear, determine and, if necessary, liquidated any Claims arising therefrom;

c.           decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters and grant or deny any applications involving the Debtors that may be pending on the Effective Date;

d.           hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan and all contracts, instruments, and other agreements executed in connection with the Plan;

e.           hear and determine any request to modify the Plan, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

f.           issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;

g.           enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

h.           hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

i.           enforce all orders, judgments, injunctions, releases, exculpations, and rulings entered in connection with the Chapter 11 Case, including with respect to Oil and Gas Leases;

j.           hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

k.           to hear and determine matters relating to the allowance, disallowance, estimation, and liquidation of Claims against the Debtor and to enter or enforce any order requiring the filing of any such Claim before a particular date;

l.           to determine all applications, Claims, adversary proceedings, and contested matters pending on the Effective Date; and

m.           enter a final decree closing the Chapter 11 Cases.

ARTICLE XI

EFFECTS OF CONFIRMATION

A.	Binding Effect and Discharge of the Debtors

11.1           The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former Holders of Claims and Interests, and their respective successors and assigns, and all other parties-in-interest in the Chapter 11 Cases.  All consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against, or Interests in, the Debtors or any of their assets or properties, and, except as otherwise provided herein or in the Confirmation Order, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims or Interests or whether or not the Holder of such Claims or Interests accepted the

Plan, upon the Effective Date, all Claims and Interests shall be terminated and the Debtors shall be deemed discharged and released therefrom under section 1141(d)(1)(A) of the Bankruptcy Code.

B.	Vesting

11.2           Except as otherwise provided in the Plan or in the Confirmation Order, on the Effective Date, each Reorganized Debtor shall be vested with all of the property of its respective Estate free and clear of all Claims, Liens, encumbrances, charges and Interests, and shall thereafter hold, dispose or otherwise deal with such property and operate its business free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court.  Prosecution of Causes of Action shall be the exclusive responsibility of the applicable Reorganized Debtors, which shall have sole and absolute discretion over whether to prosecute or settle such Causes of Action.

C.	Exculpation and Limitation of Liability

11.3           NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, AS OF THE CONFIRMATION DATE, THE DEBTORS AND THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, MANAGERS, EQUITY HOLDERS, GENERAL OR LIMITED PARTNERS, CONTROLLING PERSONS, EMPLOYEES, ATTORNEYS, INVESTMENT BANKERS, FINANCIAL ADVISORS, RESTRUCTURING ADVISORS AND OTHER PROFESSIONAL ADVISORS, REPRESENTATIVES AND AGENTS (A) WILL BE DEEMED TO HAVE SOLICITED ACCEPTANCES OF THIS PLAN IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, INCLUDING SECTION 1125(E) OF THE BANKRUPTCY CODE AND ANY APPLICABLE NON-BANKRUPTCY LAW, RULE, OR REGULATION GOVERNING THE ADEQUACY OF DISCLOSURE IN CONNECTION WITH THE SOLICITATION, AND (B) WILL BE DEEMED TO HAVE PARTICIPATED IN GOOD FAITH, AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER AND ISSUANCE OF ANY SECURITIES UNDER THE PLAN, AND THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH OFFER, ISSUANCE AND SOLICITATION SHALL NOT BE, LIABLE AT ANY TIME FOR ANY VIOLATION OF ANY APPLICABLE LAW, RULE OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THE PLAN OR THE OFFER AND ISSUANCE OF ANY SECURITIES UNDER THE PLAN.  EXCEPT WITH RESPECT TO ANY ACTS OR OMISSIONS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD OR A CRIMINAL ACT, THE EXCULPATED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY ENTITY FOR ANY PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR ARISING FROM OR RELATING IN ANY WAY TO, THE CHAPTER 11 CASES, INCLUDING: (A) THE OPERATION OF THE DEBTORS’ BUSINESSES DURING THE PENDENCY OF THESE CHAPTER 11 CASES; (B) FORMULATING, NEGOTIATING, PREPARING,

DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING, MAKING DISTRIBUTIONS AND/OR EFFECTING THE ISSUANCE OF ANY EQUITY INTERESTS IN CONNECTION WITH THE PLAN, THE DISCLOSURE STATEMENT, THE PLAN SUPPLEMENT, THE PLAN SUPPORT AGREEMENT AND, IN EACH CASE, ANY RELATED CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION THEREWITH, INCLUDING THE SOLICITATION OF VOTES FOR THE PLAN AND OTHER ACTIONS TAKEN IN FURTHERANCE OF CONFIRMATION AND CONSUMMATION OF THE PLAN; (C) THE OFFER AND ISSUANCE OF ANY SECURITIES UNDER OR IN CONNECTION WITH THE PLAN; OR (D) ANY OTHER PREPETITION OR POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS.

D.	Injunction

11.4           The satisfaction, release, and discharge of Claims and Interests pursuant to the Plan shall also act as a permanent injunction against any Entity who has held, holds, or may hold Claims or Interests (other than Claims reinstated pursuant to Sections 2.11 and 2.20).  Except as otherwise provided in the Plan, from and after the Confirmation Date, all Entities who have held, hold, or may hold Claims against or Interests in any of the Debtors prior to the Effective Date, or who have conveyed any Oil and Gas Leases to any of the Debtors prior to the Effective Date, are permanently enjoined from taking any of the following actions against any of the Debtors, Reorganized Debtors, Released Parties, Exculpated Parties, and the Estates on account of or in connection with any such Claims or Interests or the activities and conduct of business of the Debtors prior to the Effective Date: (a) commencing or continuing, in any manner or in any place, any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any Lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any of the Debtors; and (e) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan.

E.	Releases

11.5           VOLUNTARY RELEASES BY CERTAIN HOLDERS OF CLAIMS.  FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASING PARTIES (REGARDLESS OF WHETHER A RELEASING PARTY IS A RELEASED PARTY) SHALL BE DEEMED TO CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND FOREVER RELEASE, WAIVE AND DISCHARGE THE RELEASED PARTIES OF ANY AND ALL CLAIMS, INTERESTS,

OBLIGATIONS, RIGHTS, SUITS, DAMAGES, JUDGMENTS, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF A DEBTOR (INCLUDING THOSE THAT ANY OF THE RELEASING PARTIES WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN THEIR OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY)), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, EXISTING OR HEREAFTER ARISING, IN LAW, AT EQUITY OR OTHERWISE, WHETHER FOR INDEMNIFICATION, TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE ESTATES, THE ACTIVITIES AND CONDUCT OF THE BUSINESSES OF THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE PLAN SUPPORT AGREEMENT, THE PREPETITION SECURED NOTES, THE CUBIC ASSET BP HEDGES, THE CUBIC LOUISIANA BP HEDGES, THE NEW FINANCING DOCUMENTS, THE MODIFIED CUBIC ASSET BP HEDGES AND, IN EACH CASE, RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, ANY ACTION OR OMISSION AS AN OFFICER, DIRECTOR, AGENT, REPRESENTATIVE, FIDUCIARY, CONTROLLING PERSON, LENDER, AFFILIATE OR RESPONSIBLE PARTY, ANY TRANSACTION ENTERED INTO WITH OR AFFECTING, A DEBTOR OR A NON-DEBTOR SUBSIDIARY, INCLUDING BUSINESS OR CONTRACTUAL RELATIONSHIPS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE OF THE PLAN, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS RELEASE DOES NOT RELEASE ANY POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER THE PLAN OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THE PLAN.

11.6           RELEASES BY THE DEBTORS.  FOR GOOD AND VALUABLE CONSIDERATION, INCLUDING THE SERVICE OF THE RELEASED PARTIES TO FACILITATE THE REORGANIZATION OF THE DEBTORS AND THE IMPLEMENTATION OF THE RESTRUCTURING CONTEMPLATED BY THE PLAN, ON AND AFTER THE EFFECTIVE DATE, THE RELEASED PARTIES ARE HEREBY

RELEASED AND DISCHARGED BY THE DEBTORS, THE REORGANIZED DEBTORS AND THE ESTATES, INCLUDING ANY SUCCESSOR TO ANY DEBTORS OR ANY ESTATE REPRESENTATIVE, FROM ALL CLAIMS, INTERESTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, JUDGMENTS, CAUSES OF ACTION, REMEDIES AND LIABILITIES WHATSOEVER, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF A DEBTOR, WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, CONTINGENT OR FIXED, EXISTING OR HEREAFTER ARISING, IN LAW, AT EQUITY OR OTHERWISE, WHETHER FOR INDEMNIFICATION, TORT, CONTRACT, VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS OR OTHERWISE, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE ESTATES, THE ACTIVITIES AND CONDUCT OF THE BUSINESSES OF THE DEBTORS AND THEIR NON-DEBTOR SUBSIDIARIES, THE CHAPTER 11 CASES, THE PURCHASE, SALE OR RESCISSION OF THE PURCHASE OR SALE OF ANY SECURITY OF THE DEBTORS OR THE REORGANIZED DEBTORS, THE SUBJECT MATTER OF, OR THE TRANSACTIONS OR EVENTS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE PLAN, THE RESTRUCTURING OF CLAIMS AND INTERESTS PRIOR TO OR DURING THE CHAPTER 11 CASES, THE NEGOTIATION, FORMULATION OR PREPARATION OF THE PLAN, THE PLAN SUPPLEMENT, THE DISCLOSURE STATEMENT, THE PLAN SUPPORT AGREEMENT, THE PREPETITION SECURED NOTES, THE CUBIC ASSET BP HEDGES, THE CUBIC LOUISIANA BP HEDGES, THE NEW FINANCING DOCUMENTS, THE MODIFIED CUBIC ASSET BP HEDGES AND, IN EACH CASE, RELATED AGREEMENTS, INSTRUMENTS OR OTHER DOCUMENTS, ANY ACTION OR OMISSION AS AN OFFICER, DIRECTOR, AGENT, REPRESENTATIVE, FIDUCIARY, CONTROLLING PERSON, LENDER, AFFILIATE OR RESPONSIBLE PARTY, ANY TRANSACTION ENTERED INTO WITH OR AFFECTING, A DEBTOR OR A NON-DEBTOR SUBSIDIARY, INCLUDING BUSINESS OR CONTRACTUAL RELATIONSHIPS BETWEEN THE DEBTORS AND ANY RELEASED PARTY, OR ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE OF THE PLAN, OTHER THAN CLAIMS OR LIABILITIES ARISING OUT OF OR RELATING TO ANY ACT OR OMISSION OF A RELEASED PARTY TO THE EXTENT SUCH ACT OR OMISSION IS DETERMINED BY A FINAL ORDER TO HAVE CONSTITUTED WILLFUL MISCONDUCT, GROSS NEGLIGENCE, OR FRAUD.  NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THIS RELEASE DOES NOT RELEASE ANY (A) POST-EFFECTIVE DATE OBLIGATIONS OF ANY PARTY UNDER (X) THE PLAN OR (Y) ANY DOCUMENT, INSTRUMENT OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) IMPLEMENTING THE PLAN OR (B) CONTINUING CONTRACTUAL OBLIGATION OWED BY ANY RELEASED PARTY TO OR FOR THE BENEFIT OF ANY DEBTOR OR REORGANIZED DEBTOR.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Objections to Claims

12.1           Objections to Claims as to which no objection is pending as of the Effective Date may be filed by any Reorganized Debtor against which the Claim is filed.

B.	Payment of Statutory Fees

12.2           All fees payable under section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date.  All such fees that arise after the Effective Date but before the closing of the Chapter 11 Cases shall be paid from funds otherwise available for distribution hereunder.  Each and every Debtor shall remain responsible for the payment of quarterly fees pursuant to 28 U.S.C. § 1930(f) to the Office of the United States Trustee until the earlier of such time that a particular Chapter 11 Case is (x) closed, (y) dismissed, or (z) converted to a case under Chapter 7 of the Bankruptcy Code.

C.	Severability of Plan Provisions

12.3           If, before Confirmation, the Bankruptcy Court holds that any provision of the Plan is invalid, void, or unenforceable, the Debtors, at their option, with the written approval of (a) with respect to provisions affecting any Reorganized Cubic Asset Debtor, Prepetition Secured Noteholder or Holder of Reorganized Cubic Energy Membership Interests in any respect, the Required Prepetition Noteholders and (b) with respect to modifications affecting Reorganized Cubic Louisiana or any Holder of a Wells Fargo Claim in any respect, WFEC, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or may withdraw the Plan.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

D.	Successors and Assigns

12.4           This Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of (x) any Entity named or referred to herein or (y) any other Holder of any Claim or Interest.

E.	Terms of Injunctions or Stays

12.5           Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until all distributions contemplated by this Plan have been made and the Bankruptcy Court has entered an order closing the Chapter 11 Cases.  The injunctive provisions of sections 524 and 1141 of the Bankruptcy Code and those contained in Article XI are permanent and shall not be affected by this provision.

F.	Notices to Debtors

12.6           Any notice, request, or demand required or permitted to be made or provided to or upon the Debtors and the Reorganized Debtors under the Plan shall be (a) in writing, (b) served by (i) certified mail, return receipt requested, (ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (c) deemed to have been duly given or made when actually received or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

Debtors: Cubic Energy, Inc. 9870 Plano Road Dallas, Texas 75238 Fax: (972) 681-9687 Attn: Calvin A. Wallen, III	Reorganized Cubic Asset Debtors: Cubic Energy, Inc. 9870 Plano Road Dallas, Texas 75238 Fax: (972) 681-9687 Attn: Anchorage/Bkrptcy Notices	Reorganized Cubic Louisiana: Wells Fargo Energy Capital Attn: Mr. Zachary D. Winegrad 1000 Louisiana, 9th Floor Houston, TX 77002
with a copy to: HOLLAND & KNIGHT LLP 200 Crescent Court Suite 1600 Dallas, Texas 75201 Fax: (214) 964-9501 Attn: Robert W. Jones	with a copy to: SULLIVAN & CROMWELL LLP 125 Broad Street New York, New York 10004 Fax: (212) 558-3588 Attn: Michael H. Torkin David R. Zylberberg	with a copy to: Michael D. Rubenstein Liskow & Lewis 1001 Fannin Street, Suite 1800 Houston, TX 77002

G.	No Prejudice

12.7           If the Confirmation Order is vacated or the Effective Date has not occurred within six months of the last day of the Confirmation Hearing, then (a) the Confirmation Order shall be vacated, (b) the Plan shall be null and void in all respects, (c) no distributions under the Plan shall be made, (d) the Debtors and all Holders of Claims and Interests shall be restored to the status quo ante as of the day immediately preceding the Confirmation Date and (e) nothing contained in the Plan or the Disclosure Statement shall: (i) be deemed to constitute a waiver or release of  any Claims against, or Interests in, the Debtors; (ii) prejudice in any manner the rights of the Debtors, the Prepetition Secured Noteholders, or WFEC; or (iii) constitute an admission, acknowledgment, offer or undertaking by the Debtors, the Prepetition Secured Noteholders or WFEC, in any respect.

H.	Inconsistency

12.8           In the event of any inconsistency among the Plan, the Solicitation and Disclosure Statement, the Plan Supplement, any exhibit or schedule to the Plan, or any other instrument or document created or executed pursuant to the Plan, the provisions of the Plan shall govern.

I.	Schedules and Exhibits

12.9           Other than for purposes of Section 12.3, all exhibits and schedules to the Plan, including the Plan Supplement, are incorporated into and are a part of the Plan as if fully set forth herein.

J.	Governing Law

12.10           Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (a) the laws of the State of New York shall govern the construction and implementation of the Plan, (b) the laws of the state of incorporation of the applicable Debtor shall govern corporate governance matters with respect to such Debtor, and (c) the laws of the state of incorporation or formation of the Reorganized Debtor shall govern corporate governance matters with respect to such Reorganized Debtor, in each case, without giving effect to the principles of conflicts of law thereof.

[Remainder of Page Intentionally Blank – Signature Blocks Follow]

Respectfully Submitted, January 7, 2016

CUBIC ENERGY, INC.

By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC ASSET HOLDING, LLC

By:	Cubic Energy, Inc.
Its:	Sole Member

By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC ASSET, LLC

By:	Cubic Asset Holding, LLC
Its:	Sole Member

By:	Cubic Energy, Inc.
Sole Member

By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC LOUISIANA HOLDING, LLC

By:	Cubic Energy, Inc.
Its:	Sole Member

By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary

CUBIC LOUISIANA, LLC

By:	Cubic Louisiana Holding, LLC
Its:	Sole Member

By:	Cubic Energy, Inc.
Its:	Sole Member

By:	/s/ Jon S. Ross
Jon S. Ross
Executive Vice President, Corporate Secretary